                                                                    Exhibit 10.8

================================================================================

                                CREDIT AGREEMENT

                           Dated as of April 30, 2003

                                      among

                        FIRST STATES INVESTORS BAI, LLC,
                                as the Borrower,

                                       and

                    Each of the Subsidiaries of the Borrower
                         from time to time party hereto,
                                 as Guarantors,

                             BANK OF AMERICA, N.A.,
                     as Administrative Agent and L/C Issuer,

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent,

                              BANK OF MONTREAL and
                                UBS WARBURG LLC,
                           as Co-Documentation Agents,

                                       and

                         The Other Lenders Party Hereto

TABLE OF CONTENTS

Section                                                                                                        Page
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
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS ..................................................................    1
    1.01   Defined Terms. ...................................................................................    1
    1.02   Other Interpretive Provisions. ...................................................................   19
    1.03   Accounting Terms. ................................................................................   20
    1.04   Rounding. ........................................................................................   20
    1.05   References to Agreements and Laws. ...............................................................   20
    1.06   Times of Day. ....................................................................................   21
    1.07   Letter of Credit Amounts. ........................................................................   21
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS ............................................................   21
    2.01   Revolving Loans. .................................................................................   21
    2.02   Borrowings, Conversions and Continuations of Loans. ..............................................   21
    2.03   Letters of Credit. ...............................................................................   22
    2.04   Prepayments. .....................................................................................   28
    2.05   Termination, Reduction or Increase of Aggregate Revolving Commitments. ...........................   29
    2.06   Repayment of Loans. ..............................................................................   29
    2.07   Interest. ........................................................................................   30
    2.08   Fees. ............................................................................................   30
    2.09   Computation of Interest and Fees. ................................................................   31
    2.10   Evidence of Debt. ................................................................................   31
    2.11   Payments Generally. ..............................................................................   31
    2.12   Sharing of Payments. .............................................................................   32
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY ..........................................................   33
    3.01   Taxes. ...........................................................................................   33
    3.02   Illegality. ......................................................................................   34
    3.03   Inability to Determine Rates. ....................................................................   34
    3.04   Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans. ..........   34
    3.05   Funding Losses. ..................................................................................   35
    3.06   Matters Applicable to all Requests for Compensation. .............................................   35
    3.07   Survival. ........................................................................................   35
ARTICLE IV GUARANTY .........................................................................................   36
    4.01   The Guaranty. ....................................................................................   36
    4.02   Obligations Unconditional. .......................................................................   36
    4.03   Reinstatement. ...................................................................................   37
    4.04   Certain Additional Waivers. ......................................................................   37
    4.05   Remedies. ........................................................................................   37
    4.06   Rights of Contribution. ..........................................................................   37
    4.07   Guarantee of Payment; Continuing Guarantee. ......................................................   38
ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS .........................................................   38
    5.01   Conditions of Initial Credit Extension. ..........................................................   38
    5.02   Conditions to all Credit Extensions. .............................................................   41
ARTICLE VI REPRESENTATIONS AND WARRANTIES ...................................................................   42
    6.01   Existence, Qualification and Power; Compliance with Laws. ........................................   42
    6.02   Authorization; No Contravention. .................................................................   42
    6.03   Governmental Authorization; Other Consents. ......................................................   42
    6.04   Binding Effect. ..................................................................................   42
    6.05   Financial Statements; No Material Adverse Effect. ................................................   43
    6.06   Litigation. ......................................................................................   43
    6.07   No Default. ......................................................................................   43
    6.08   Ownership of Property; Liens. ....................................................................   43
    6.09   Environmental Compliance. ........................................................................   43
    6.10   Insurance. .......................................................................................   44
    6.11   Taxes. ...........................................................................................   44
    6.12   ERISA Compliance. ................................................................................   44

                                       i

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
    6.13   Subsidiaries. ....................................................................................   45
    6.14   Margin Regulations; Investment Company Act; Public Utility Holding Company Act. ..................   45
    6.15   Disclosure. ......................................................................................   45
    6.16   Compliance with Laws. ............................................................................   46
    6.17   Solvency. ........................................................................................   46
    6.18   Investments; Indebtedness. .......................................................................   46
    6.19   Business Locations. ..............................................................................   46
    6.20   Brokers' Fees. ...................................................................................   46
    6.21   Labor Matters. ...................................................................................   46
    6.22   Nature of Business. ..............................................................................   47
    6.23   Representations and Warranties from Other Loan Documents. ........................................   47
    6.24   Survival of Representations and Warranties, Etc. .................................................   47
    6.25   Affiliate Transactions. ..........................................................................   47
    6.26   Contractual Obligations. .........................................................................   47
ARTICLE VII AFFIRMATIVE COVENANTS ...........................................................................   47
    7.01   Financial Statements. ............................................................................   48
    7.02   Certificates; Other Information. .................................................................   48
    7.03   Notices and Information. .........................................................................   49
    7.04   Payment of Obligations. ..........................................................................   50
    7.05   Preservation of Existence, Franchises, SPE Status, Etc. ..........................................   50
    7.06   Maintenance of Properties. .......................................................................   51
    7.07   Maintenance of Insurance. ........................................................................   51
    7.08   Compliance with Laws. ............................................................................   51
    7.09   Books and Records. ...............................................................................   51
    7.10   Inspection Rights. ...............................................................................   51
    7.11   Use of Proceeds. .................................................................................   51
    7.12   Collateral Account and Agreement. ................................................................   52
    7.13   Additional Guarantors. ...........................................................................   52
    7.14   Pledged Assets. ..................................................................................   53
    7.15   Service Agreement. ...............................................................................   53
ARTICLE VIII NEGATIVE COVENANTS .............................................................................   53
    8.01   Liens. ...........................................................................................   53
    8.02   Investments. .....................................................................................   54
    8.03   Indebtedness. ....................................................................................   54
    8.04   Fundamental Changes. .............................................................................   55
    8.05   Dispositions. ....................................................................................   55
    8.06   Equity Issuances; Debt Issuances. ................................................................   55
    8.07   Change in Nature of Business. ....................................................................   55
    8.08   Transactions with Affiliates and Insiders. .......................................................   55
    8.09   Burdensome Agreements. ...........................................................................   56
    8.10   Use of Proceeds. .................................................................................   56
    8.11   Subsidiaries. ....................................................................................   56
    8.12   Removal/Addition of Underlying Assets and Eligible Leases; Acquisitions. .........................   56
    8.13   Prepayment of Other Indebtedness, Etc. ...........................................................   58
    8.14   Organization Documents; Fiscal Year. .............................................................   58
    8.15   Sale Leasebacks. .................................................................................   58
    8.16   Operating Lease Obligations. .....................................................................   59
ARTICLE IX EVENTS OF DEFAULT AND REMEDIES ...................................................................   59
    9.01   Events of Default. ...............................................................................   59
    9.02   Remedies Upon Event of Default. ..................................................................   60
    9.03   Application of Funds. ............................................................................   61
ARTICLE X ADMINISTRATIVE AGENT ..............................................................................   62
    10.01  Appointment and Authorization of Administrative Agent. ...........................................   62
    10.02  Delegation of Duties. ............................................................................   62
    10.03  Liability of Administrative Agent. ...............................................................   62
    10.04  Reliance by Administrative Agent. ................................................................   62

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
    10.05  Notice of Default. ...............................................................................   63
    10.06  Credit Decision; Disclosure of Information by Administrative Agent. ..............................   63
    10.07  Indemnification of Administrative Agent. .........................................................   64
    10.08  Administrative Agent in its Individual Capacity. .................................................   64
    10.09  Successor Administrative Agent. ..................................................................   64
    10.10  Administrative Agent May File Proofs of Claim. ...................................................   65
    10.11  Collateral and Guaranty Matters. .................................................................   66
    10.12  Other Agents; Arrangers and Managers. ............................................................   66
ARTICLE XI MISCELLANEOUS ....................................................................................   66
    11.01  Amendments, Etc. .................................................................................   66
    11.02  Notices and Other Communications; Facsimile Copies. ..............................................   67
    11.03  No Waiver; Cumulative Remedies. ..................................................................   68
    11.04  Attorney Costs, Expenses and Taxes. ..............................................................   68
    11.05  Indemnification by the Borrower. .................................................................   69
    11.06  Payments Set Aside. ..............................................................................   69
    11.07  Successors and Assigns. ..........................................................................   70
    11.08  Confidentiality. .................................................................................   72
    11.09  Set-off. .........................................................................................   72
    11.10  Interest Rate Limitation. ........................................................................   72
    11.11  Counterparts. ....................................................................................   73
    11.12  Integration. .....................................................................................   73
    11.13  Survival of Representations and Warranties. ......................................................   73
    11.14  Severability. ....................................................................................   73
    11.15  Tax Forms. .......................................................................................   73
    11.16  Replacement of Lenders. ..........................................................................   75
    11.17  Governing Law. ...................................................................................   75
    11.18  Waiver of Right to Trial by Jury. ................................................................   75
SIGNATURES ..................................................................................................  S-1

                                       iii

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SCHEDULES

    1.01(a)    Pre-Approved Eligible Leases
    2.01       Commitments and Pro Rata Shares
    6.03       Required Consents, Authorizations, Notices and Filings
    6.05       Supplement to Interim Financial Statements
    6.09       Environmental Matters
    6.10       Insurance
    6.13(a)    Corporate Structure
    6.13(b)    Subsidiaries
    6.19(a)    Underlying Assets
    6.19(b)    Chief Executive Office, Jurisdiction of Incorporation, Principal Place of Business
    11.02      Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

    A          Form of Loan Notice
    B-1        Form of Borrower Pledge Agreement
    B-2        Form of Parent Pledge Agreement
    C          Form of Revolving Note
    D          Form of Borrowing Base Certificate [provide list of real properties]
    E          Form of Assignment and Assumption
    F          Form of Joinder Agreement
    G          Reserved
    H          Form of Collateral Account Agreement
    I          SPE Requirements

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT (as amended, modified, restated or supplemented from time to time, the "Agreement") is entered into as of April 30, 2003 by and among FIRST STATES INVESTORS BAI, LLC, a Delaware limited liability company (together with any permitted successors and assigns, the "Borrower"), the Guarantors (as defined herein), the Lenders (as defined herein), and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer (each, as defined herein).

     The Borrower has requested that the Lenders provide credit facilities in an initial aggregate amount of $100,000,000 for the purposes hereinafter set forth, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 Defined Terms.

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition", by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

     "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

     "AFRT REIT" means American Financial Realty Trust, a Maryland real estate investment trust, and its permitted successors and assigns.

     "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Aggregate Revolving Commitments" means, as of any date of calculation, the Revolving Commitments of all the Lenders, as such amount may be increased or decreased pursuant to the terms and conditions set forth herein.

The initial amount of the Aggregate Revolving Commitments in effect on the Closing Date is ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00).

     "Agreement" shall have the meaning assigned to such term in the heading hereof.

     "Agreement Date" means the date as of which this Agreement is dated.

     "Applicable CR Factor" means, for any Eligible Lease, as of any Certificate Delivery Date, the following percentages per annum, based on the Credit Rating of the lessee thereunder as accurately set forth in the Borrowing Base Certificate delivered on such date:

          ---------------------------------------------------------------
               Credit Rating of             Applicable CR Factor
               Applicable Lessee

          ---------------------------------------------------------------
           1.      AAA, AA+                       1.90%

          ---------------------------------------------------------------
           2.     AA, AA-, A+                     2.00%

          ---------------------------------------------------------------
           3.        A, A-                       2.10%

          ---------------------------------------------------------------

Any increase or decrease in the Applicable CR Factor with respect to any Eligible Lease resulting from a change in the applicable lessee's Credit Rating shall, for purposes of calculating the Applicable Discount Factor in any Borrowing Base Certificate, be deemed effective as of the first day of the calendar month during which such change occurs.

     "Applicable Discount Factor" means, for any Eligible Lease as of any date of calculation, an amount equal to (a) the Applicable Index Rate for such Eligible Lease, plus (b) the Applicable CR Factor for such Eligible Lease.

     "Applicable Index Rate" means, for each Eligible Lease, as of any Certificate Delivery Date and based on the remaining Term of the applicable Eligible Lease as of the Certificate Delivery Date, the per annum percentage yield for the instrument set across from the category to which such Term belongs:

       ------------------------------------------------------------------------
        Remaining Term of Eligible Lease            Applicable Index Rate
           (in whole calendar months)        (per annum percentage yield on the
                                                   applicable instrument)

       ------------------------------------------------------------------------
        1.  *** 42 calendar months                3 year U.S. Treasury Note

       ------------------------------------------------------------------------

        2. ** 42 calendar months, but *** 96      5 year U.S. Treasury Note
                  calendar months

       ------------------------------------------------------------------------

        3.   ** 96 calendar months                10 year U.S. Treasury Note

       ------------------------------------------------------------------------

**  denotes greater than
*** denotes less than or equal to

Any increase or decrease in the Applicable Index Rate with respect to any Eligible Lease resulting from a change in the applicable per annum percentage yield of a given instrument or resulting from a change in the remaining Term of the applicable Eligible Lease shall, for purposes of calculating the Applicable Index Rate in any Borrowing Base Certificate, be deemed effective as of the first day of the calendar month during which such change occurs.

     "Applicable Spread" means (a) with respect to Eurodollar Rate Loans, 1.25% per annum and (b) with respect to Base Rate Loans, 0.5% per annum.

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

     "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit E.

     "Assignment of Leases" means an assignment of leases, rents and/or profits to the Collateral Agent (for the benefit of the Secured Parties) with respect to Borrower's interests in any Eligible Lease and the applicable Underlying Asset associated therewith; provided that each such Assignment of Leases shall, subject to the terms of the applicable underlying Eligible Lease, directly assign to the Collateral Agent all of Borrower's rights, title and interest in and to the following: (a) the Eligible Lease and all other leases, subleases, tenancies, licenses, occupancy agreements or agreements to lease all or any portion of the applicable Underlying Asset, together with any extensions, renewals, amendments, modifications or replacements thereof, and any options, rights of first refusal or guarantees of any tenant's obligations under any lease now or hereafter in effect with respect to the applicable Underlying Asset; (b) all rents, income, receipts, revenues, reserves, issues and profits arising under such Eligible Lease and any other lease with respect to the applicable Underlying Asset, including, without limitation, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents with respect to the applicable Underlying Asset; (c) all awards and payments of any kind derived from or relating to the Eligible Lease or any other lease related to the applicable Underlying Asset including, without limitation, (i) claims for the recovery of damages to the applicable Underlying Asset by proceeds of any policy of insurance or otherwise, or for the abatement of any nuisance existing thereon, (ii) claims for damages resulting from acts of insolvency or bankruptcy or otherwise, (iii) lump sum payments for the cancellation or termination of the Eligible Lease or any other lease related to the applicable Underlying Asset, the waiver of any term thereof, or the exercise of any right of first refusal or option to purchase and (iv) the return of any insurance premiums or ad valorem tax payments made in advance and subsequently refunded; (d) the proceeds of any casualty, rental or loss of rents or other insurance carried by Borrower on the applicable Underlying Asset; (e) all security deposits and escrow accounts made by any tenant or subtenant under the Eligible Lease or any other lease related to the applicable Underlying Asset and
(f) any letter of credit delivered by a tenant in connection with an Eligible Lease. Such Assignments of Leases shall assign to the Collateral Agent any and all of the Borrower's rights to collect or receive any payments with respect to the applicable Underlying Asset; and "Assignments of Leases" means a collective reference to each such Assignment of Leases.

     "Attorney Costs" means and includes all reasonable fees, costs, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated reasonable cost of internal legal services and all reasonable expenses and disbursements of internal counsel.

     "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

     "Audited Financial Statements" means the audited consolidated balance sheet of the AFRT REIT for the fiscal year December 31, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the AFRT REIT, including the notes thereto.

     "Availability Period" means, with respect to the Revolving Commitments, the period from the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section
2.05 and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

     "Bank of America" means Bank of America, N.A. and its successors.

     "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following: (a) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (b) the commencement against such Person of an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its Property; or
(c) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (d) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Administrative Agent as its "prime rate." The "prime rate" is a rate set by Administrative Agent based upon various factors including Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rent" means, for any lease agreement during any period, an amount equal to (a) the aggregate projected gross rental payments (including, without limitation, all payments of "base rent", "adjusted base rent", "additional rent" or similar payments made in exchange for a lessee's right to occupy real property) to be made by the lessee under such lease agreement during such period, less (b) all amounts of such rental payments allocated to the payment of taxes, utilities, insurance, maintenance or other costs associated with the applicable rental property or otherwise in the nature of reimbursements to Borrower.

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

     "Bondable Net Lease" means a lease (a) which, in the reasonable judgment of the Administrative Agent, is a triple net lease such that the tenant thereunder is required to pay all taxes, utilities, insurance, maintenance, casualty insurance payments and other expenses with respect to the subject Real Property (whether in the form of reimbursements or additional rent) in addition to the base rental payments required thereunder such that net operating income for such Real Property (before non-cash items) equals the base rent paid thereunder; and
(b) with respect to which the rental payments may not be reduced, offset or otherwise curtailed (including, without limitation, in connection with the occurrence of any casualty event, condemnation event, property release, transfer or substitution, environmental contamination or lack of economic viability of the applicable Real Property or the making of any pre- or bulk payment of rent under the applicable lease) during the remaining term of such Lease, whether such provision is set forth in such lease or in a writing executed by the tenant thereunder and addressed to the Administrative Agent and Collateral Agent, except to the extent (i) any such offset, reduction or curtailment is required to be accompanied by a payment from the applicable lessee in an amount equal to or greater than the difference between the Eligible Lease NPV that would exist with respect to the applicable lease immediately before such offset, reduction or curtailment and the Eligible Lease NPV that would exist immediately after such offset, reduction or curtailment, (ii) the applicable lessee has irrevocably agreed, pursuant to an agreement/consent in form and substance acceptable to the Administrative Agent, to make such payment directly to the Administrative Agent and (iii) the applicable landlord has irrevocably directed the applicable lessee to make such payment directly to the Administrative Agent.

     "Borrower" has the meaning specified in the heading hereof.

     "Borrower Pledge Agreement" means a pledge agreement in the form of Exhibit B-1 dated as of the Closing Date executed by the Borrower in favor of the Collateral Agent for the benefit of the Secured Parties, as amended, modified, restated or supplemented from time to time.

     "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

     "Borrowing Base" means, as of any date of calculation, an amount equal to the aggregate sum of the Eligible Lease NPVs for each Eligible Lease existing as of such date, in each case as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent and the Lenders in accordance with the terms of Section 5.02(g), Section 7.02(b) or any other section of this Agreement.

     "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit D and certified by an Responsible Officer of the Borrower to be true and correct as of the date thereof.

     "Bridge Credit Facility" means those certain credit facilities evidenced by that Bridge Credit Agreement dated as of January 21, 2003 by and among FIRST STATES INVESTORS 3500, LLC, a Delaware limited liability company, as a borrower, FIRST STATES GROUP, L.P., a Delaware limited partnership, as the LP Guarantor (as defined therein), FIRST STATES INVESTORS 3500A, LLC, a Delaware limited liability company, as the Parent Guarantor (as defined therein), STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the 1997-C Trust Agreement referenced therein, as a Special Guarantor (as defined therein), STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the 1997-D Trust Agreement referenced therein, as a Special Guarantor, PATRICK THEBADO, as successor Co-Trustee to Dori Anne Seakas, as successor Co-Trustee to Traci Hopkins, not in her individual capacity, but solely as Co-Trustee under the 1997-C Trust Agreement as a Special Guarantor, PATRICK THEBADO, as successor Co-Trustee to Dori Anne Seakas, as successor Co-Trustee to Traci Hopkins, not in her individual capacity, but solely as Co-Trustee under the 1997-D Trust Agreement, as a Special Guarantor, the Lenders (as defined therein) and BANK OF AMERICA, N.A., as Administrative Agent (as defined therein) (as the same has been or may be amended, supplemented or otherwise modified from time to time).

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "Businesses" means, at any time, a collective reference to the businesses operated by the Loan Parties at such time.

     "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

     "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness is the capitalized amount of such obligations determined in accordance with GAAP.

     "Cash Collateralize" has the meaning specified in Section 2.03(g).

     "Cash Equivalents" means, as of any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through
(d).

     "Certificate Delivery Date" means each date on which the Borrower is required, pursuant to the terms of this Agreement (including, without limitation, Sections 5.01(e), 5.02(g), 7.02 and 8.12 hereof) to deliver to the Administrative Agent a Borrowing Base Certificate.

     "Change of Control" means the occurrence of any of the following events:
(a) the sale, lease, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Loan Parties taken as a whole to any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), (b) the Parent or the Borrower is liquidated or dissolved or adopts a plan of liquidation or dissolution; or (c) the Parent shall fail to own directly 100% of the outstanding Capital Stock of the Borrower.

     "Closing Date" means the first date all the conditions precedent in Section
5.01 are satisfied or waived in accordance with Section 5.01.

     "Code" means the Internal Revenue Code of 1986.

     "Collateral" means a collective reference to all real and personal Property with respect to which Liens in favor of the Collateral Agent for the benefit of the Secured Parties are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

     "Collateral Account" means that certain account numbered 0003752041275 and established with the Collateral Agent pursuant to the Collateral Account Agreement.

     "Collateral Account Agreement" means an agreement in the form set forth on Exhibit H assigning a security interest in the Collateral Account in favor of the Collateral Agent for the benefit of the Secured Parties.

     "Collateral Account Reserve Amount" means, as of any date of calculation, an amount equal to (a) (i) the Eurodollar Rate as of the first day of the most-recently commenced calendar quarter, plus the Applicable Spread applicable thereto as of such date, plus one quarter of one percent (0.25%); multiplied by
(ii) the amount of the Aggregate Revolving Commitments as of the date of calculation; divided by (b) four (4).

     "Collateral Agent" means Bank of America, in such capacity under the Collateral Documents, or its successors and assigns.

     "Collateral Documents" means a collective reference to the Pledge Agreements, the Assignments of Leases and such other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.

     "Commitment" means, as to each Lender, the Revolving Commitment of such Lender.

     "Compensation Period" has the meaning assigned to such term in Section 2.11(c)(ii).

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" has the meaning specified in the definition of "Affiliate" set forth in this Section 1.01.

     "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     "Credit Rating" means, with respect to any tenant under an Eligible Lease as of any date, the S&P equivalent of the lowest credit rating given by any Rating Agency to such tenant as of such date.

     "Debt Issuance" means the issuance by any Loan Party of any Indebtedness of the type referred to in clause (a) or (b) of the definition thereof set forth in this Section 1.01.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Spread, if any, applicable to Base Rate Loans plus (c) three percent (3.0%) per annum, to the fullest extent permitted by applicable Laws.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "Disposition" or "Dispose" means any disposition of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Loan Party whether by sale, lease, licensing, transfer or otherwise, but other than pursuant to any casualty or condemnation event; provided, however, that the term "Disposition" shall be deemed to exclude any Equity Issuance.

     "Dollar" and "$" mean lawful money of the United States.

     "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

     "Eligible Assignee" means any Person who is: (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; or (d) (i) a commercial bank, trust company, insurance company, savings and loan association, savings bank, investment bank, pension fund or mutual fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or the laws of a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America; provided, that, for purposes of both subclause (i) and subclause (ii) of this clause (d): (1) such Person's senior unsecured long term Indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody's, or the equivalent or higher of either such rating by another rating agency of national reputation and reasonably acceptable to the Administrative Agent; (2) such Person must be otherwise approved by the Administrative Agent in writing (with such approval not to be unreasonably withheld or delayed); and (3) if an Event of Default has not occurred, such Person must be approved by the Borrower (with such approval not to be unreasonably withheld or delayed).

     "Eligible Lease" means a lease of Real Property (exclusive of furniture, fixtures and equipment) located in the United States which satisfies all of the following requirements: (a) such lease either (i) is listed on Schedule 1.01(a) attached hereto, (ii) is a Bondable Net Lease that has been nominated by the Borrower to be a "New Eligible Lease" pursuant to Section 8.12(c) hereof, has been duly approved by the Administrative Agent pursuant to the terms of such section and the Borrower has satisfied all conditions set forth in such section for the qualification of such lease as a New Eligible Lease; or (iii) has been nominated by the Borrower to be a "New Eligible Lease" pursuant to Section 8.12(c) hereof, has been duly approved by the Administrative Agent and each of the Lenders pursuant to the terms of such section and the Borrower has satisfied all conditions set forth in such section for the qualification of such lease as a New Eligible Lease; (b) such lease, the rental payments due thereunder, the term thereof and the obligations of the applicable landlord thereunder have not been materially modified in any manner, no material provision of such lease has been waived (in each case as determined by the Administrative Agent in its sole discretion) since its inclusion on Schedule 1.01(a) or its approval pursuant to subclause (a)(i) or (ii) above and the applicable lessee thereunder is not permitted (either pursuant to the terms of the lease or the terms of a separate agreement, in form and substance acceptable to the Administrative Agent in its discretion, executed by such lessee in favor of the applicable Loan Party and the Administrative Agent) to prepay rental or other payments due thereunder; (c) each tenant under such lease is either an Eligible Lessee or an Affiliate of an Eligible Lessee, is not permitted, pursuant to the terms of such lease, to assign its obligation to pay rental payments thereunder to the applicable Loan Party and has executed and delivered to the Administrative Agent a Payment Consent; (d) to the extent any tenant is an Affiliate of an Eligible Lessee, such Eligible Lessee has guaranteed all the payment and performance obligations of such tenant under the lease in a manner satisfactory to the Administrative Agent in its sole discretion; (e) the subject Real Property is 100% leased by an Eligible Lessee or an Affiliate of an Eligible Lessee; (f) such Real Property is owned in fee simple by a Loan Party; (g) neither such Real Property nor any interest therein of the applicable Loan Party, is subject to (i) any Lien other than Permitted Liens of the types described in clauses (a) through (c) of the definition thereof or (ii) any Negative Pledge (other than as provided in this Agreement); (h) no required rental payment or other payment due under such lease is more than seven (7) days past due; (i) upon its nomination (or renomination if, for any reason, such lease is no longer considered an "Eligible Lease" hereunder at any time and the Borrower renominates such lease to be an "Eligible Lease") for qualification as an "Eligible Lease" hereunder, the remaining Term of such lease is not less than sixty (60) calendar months; (j) the Administrative Agent shall have received evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Administrative Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, so as to enable a fully executed Assignment of Leases encumbering such leasehold interest, if recorded, to effectively create a valid and enforceable lien on such leasehold interest in favor of the Collateral Agent (or such other Person as may be required or desired under local law) for the benefit of the Secured Parties; (k) the Collateral Agent shall have received an Assignment of Leases with respect to such lease; and (l) the Administrative Agent shall have received (i) evidence that the Borrower has delivered an Irrevocable Direction to each of the lessees under such lease and (ii) Payment Consents from all lessees thereunder.

     "Eligible Lease Monthly Borrowing Factor" means, with respect to any Eligible Lease as of any date of calculation and for each calendar month remaining in the Term of such Eligible Lease, an amount equal to (a) the Projected Base Rents of such Eligible Lease for such calendar month, divided by
(b) 1.10.

     "Eligible Lease NPV" means, with respect to any Eligible Lease as of any date of calculation, the aggregate present value, using a discount rate equal to the Applicable Discount Factor, of each of the Eligible Lease Monthly Borrowing Factors with respect to such Lease.

     "Eligible Lessee" means a Financial Institution which satisfies all of the following requirements: (a) such Financial Institution is not the subject of any Bankruptcy Event; and (b) such Financial Institution has outstanding publicly traded (SEC registered) senior debt that is rated by either Moody's or S&P and the Credit Rating of such Person is A3/A- or better.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     "Equity Issuance" means any issuance by any Loan Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or the conversion of any class equity securities to any other class of equity securities or (d) any options or warrants relating to its Capital Stock. The term "Equity Issuance" shall not be deemed to include any Disposition.

     "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

          (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page, as determined by the Administrative Agent) as the average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the

     London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

     "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

     "Event of Default" has the meaning specified in Section 9.01.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means the fee letter agreement, dated December 17, 2002 among the Borrower, the Administrative Agent and the Arranger.

     "FIRREA" means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, as amended, including, without limitation, 12 CFR part 34.41 to 34.47.

     "Financial Institution" means (a) a "national bank" or "national banking association" as defined and subject to regulation as provided in Title 12 of the United States Code, (b) an entity defined as or regulated as a "state bank" under a similar state law and (c) other financial entities regulated under similar federal or state laws, including savings and loan associations, savings banks, industrial banks, credit unions and similar entities.

     "Foreign Lender" has the meaning specified in Section 11.15(a)(i).

     "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "Fully Satisfied" means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been irrevocably paid in full in cash,
(b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been irrevocably paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully irrevocably Cash Collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the L/C Issuer and (d) the Commitments shall have expired or been terminated in full.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "Guarantors" means a collective reference to the Persons identified as " Guarantors" on the signature pages hereto and each Person that subsequently becomes a Guarantor by executing a Joinder Agreement as contemplated by Section 7.13, and "Guarantor" means any one of them.

     "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV hereof.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) the Attributable Indebtedness of such Person with respect to Capital Leases and Synthetic Lease Obligations,
(g) all net obligations of such Person under Swap Contracts, (h) the principal portion of all obligations of such Person as an account party in respect of letters of credit (other than trade letters of credit) and bankers' acceptances, including, without duplication, all unreimbursed drafts drawn thereunder (less the amount of any cash collateral securing any such letters of credit or and bankers' acceptances), (i) all obligations of such Person to repurchase any securities issued by such Person at any time prior to the Maturity Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (j) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (k) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (l) all Guarantees of such Person with respect to Indebtedness of another Person, (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person and (n) all Off-Balance Sheet Liabilities of such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. To the extent the term "Indebtedness" is used with respect to any Loan Party, the "Indebtedness" of such Loan Party shall include, without limitation, all of the Obligations.

     "Indemnified Liabilities" has the meaning set forth in Section 11.05.

     "Indemnitees" has the meaning set forth in Section 11.05.

     "Indemnity Agreement" means that certain Indemnity and Guaranty Agreement dated as of April 30, 2003 by the Parent and the AFRT REIT in favor of the Administrative Agent.

     "Interest Payment Date" means, as to any Loan, (a) the last Business Day of each month and (b) the Maturity Date.

     "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the Maturity Date.

     "Investment" means any investment made in cash or by delivery of property by any Person (a) in any Person through (i) any Acquisition of such Person, (ii) any other acquisition of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (iii) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment inventory and supplies in the ordinary course of business) or (iv) any other capital contribution to or investment in such Person, including, without limitation, any Guarantee (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any Disposition to such Person for consideration less than the fair market value of the Property disposed in such transaction, but excluding any Restricted Payment to such Person or (b) in any property. Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount (or, in the case of any Investment made with Property other than cash, the book value of such Property) actually contributed or paid (including cash and non-cash consideration and any assumption of Indebtedness) to purchase such Capital Stock as of the date of such contribution or payment and attributable to any Investment made after the Closing Date. Investments which are loans, advances, extensions of credit or Guarantees shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guarantees.

     "Involuntary Disposition" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Loan Party.

     "IRS" means the United States Internal Revenue Service.

     "Irrevocable Direction" means a letter or other writing from the Borrower or other Loan Party to a tenant/lessee under a lease containing irrevocable (except with the consent of the Administrative Agent) instructions to such tenant/lessee to make all payments (whether constituting rent or any other payment) due under such lease to an account designated by the Administrative Agent to the Borrower and advising such tenant/lessee that the approval of the Administrative Agent shall be necessary (a) for any future material modifications, amendments, waivers or any other changes to the lease, (b) for any changes to the rental or other payments due from lessee thereunder, (c) for any change in the term of such lease and (d) for any increase in the obligations of the landlord under such lease.

     "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit F hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 7.13.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

     "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

     "Lenders" means a collective reference to the Persons identified as "Lenders" on the signature pages hereto, together with any Person that subsequently becomes a Lender by way of assignment in accordance with the terms of Section 11.7, together with their respective successors, and "Lender" means any one of them.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "Letter of Credit" means any standby letter of credit issued hereunder.

     "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     "Letter of Credit Expiration Date" means the day that is thirty (30) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     "Letter of Credit Sublimit" means an amount equal to $10,000,000.00. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

     "Lien" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, negative pledge, lien, charge, ground lease or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, unless there exists no underlying Indebtedness or other obligation in connection with such filing; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

     "Loan" means any Revolving Loan.

     "Loan Documents" means this Agreement, each Note, each Letter of Credit, each Letter of Credit Application, the Indemnity Agreement, each Joinder Agreement, the Collateral Documents, the Syndication Letter and the Fee Letter.

     "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

     "Loan Parties" means, collectively, the Borrower and each Guarantor; and "Loan Party" means any one of them.

     "Majority Lenders" means, at any time, Lenders holding in the aggregate more than fifty percent (50%) of (a) the unfunded Commitments (and participations therein) and the outstanding Loans, L/C Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, L/C Obligations and participations therein. The unfunded Commitments of, and the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or the Loan Parties as a whole;
(b) a material impairment of the ability of the Borrower and its Subsidiaries taken as a whole or the Loan Parties as a whole to perform their respective obligations under any Loan Document to which they are a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     "Maturity Date" means April 30, 2006.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "Negative Pledge" means a provision of any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien on any assets of a Person.

     "New Eligible Lease" has the meaning set forth in Section 8.12(c).

     "Note" or "Notes" means the Revolving Notes, individually or collectively, as appropriate.

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include any Swap Contract of any Loan Party to which a Lender or any Affiliate of such Lender is a party.

     "Off-Balance Sheet Liabilities" means, with respect to any Person, (a) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to any accounts or notes receivable sold, transferred or otherwise disposed of by such Person, (b) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to property or assets leased by such Person as lessee and (c) all obligations, contingent or otherwise, of such Person under any Synthetic Lease, tax retention Operating Lease, off balance sheet loan or similar off balance sheet financing if the transaction giving rise to such obligation (i) is considered Indebtedness for borrowed money for tax purposes but is classified as an Operating Lease, (ii) does not (and is not required pursuant to GAAP to) appear as a liability on the balance sheet of such Person, (iii) a transaction pursuant to which a tenant does not take possession of the leased property, or (iv) any leases treated as a financing for GAAP or tax purposes, but excluding from the forgoing provisions of this definition any obligations or liabilities of any such Person as lessee under any Operating Lease so long as the terms of such Operating Lease do not require any payment by or on behalf of such Person at the scheduled termination date of such Operating Lease, pursuant to a required purchase by or on behalf of such Person of the property or assets subject to such Operating Lease, or under any arrangements pursuant to which such Person guarantees or otherwise assures any other Person of the value of the property or assets subject to such Operating Lease.

     "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

     "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Outstanding Amount" means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "Parent" means First States Group, L.P. a Delaware limited partnership.

     "Parent Pledge Agreement" means the pledge agreement in the form of Exhibit B-2 dated as of the Closing Date executed by the Parent in favor of the Collateral Agent for the benefit of the Secured Parties, as amended, modified, restated or supplemented from time to time.

     "Participant" has the meaning specified in Section 11.07(d).

     "Payment Consent" means a consent or other agreement executed by a lessee under a lease, in form and substance acceptable to the Administrative Agent, whereby such lessee irrevocably agrees, among other things, to make all payments under the applicable lease (whether constituting rent or any other payment due thereunder) directly to an account specified by the Borrower (at the direction of the Administrative Agent).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "Permitted Investments" means, at any time, Investments by the Loan Parties permitted to exist at such time pursuant to the terms of Section 8.02.

     "Permitted Liens" means, at any time, Liens in respect of Property of the Loan Parties permitted to exist at such time pursuant to the terms of Section 8.01.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "Pledge Agreements" means a collective reference to the Parent Pledge Agreement and the Borrower Pledge Agreement.

     "Pro Forma Basis" means, for purposes of performing calculations required in any Pro Forma Borrowing Base Certificate in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the proposed date of such transaction and all other components of such calculation shall be as reported pursuant to Section 7.02(b) as of the end of the immediately preceding calendar month. As used herein, "transaction" shall mean
(a) any Disposition as referred to in Section 8.05 or Section 8.12 or other removal of a lease as an Eligible Lease as referred to in Section 8.12; (b) any addition of any New Eligible Lease pursuant to Section 8.12(c) hereof; and (c) any Borrowing hereunder.

     "Pro Forma Borrowing Base Certificate" means a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent in connection with
(a) any Disposition as referred to in Section 8.05 or Section 8.12 or other removal of a lease as an Eligible Lease as referred to in Section 8.12; (b) any addition of any New Eligible Lease pursuant to Section 8.12(c) hereof; or (c) any Borrowing hereunder, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the matters set forth in each Borrowing Base Certificate as of the most recently ended calendar month preceding the date of the applicable transaction.

     "Projected Base Rents" means, with respect to any Eligible Lease as of any date of calculation, the projected monthly Base Rent to be paid by the applicable lessee to the Borrower under such Eligible Lease for a particular calendar month during the projected Term of the Eligible Lease.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Pro Rata Share" means as to each Lender, with respect to such Lender's Revolving Commitment at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to
Section 9.02, then the Pro Rata Share of such Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "Rating Agency" means either of S&P or Moody's.

     "Real Properties" means, at any time, a collective reference to each of the facilities and real properties owned, leased or operated by the Loan Parties at such time; and "Real Property" means any one of them.

     "Register" has the meaning set forth in Section 11.07(c).

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

     "Required Financial Information" means, with respect to each fiscal period or quarter of the Borrower, (a) the financial statements required to be delivered pursuant to Section 7.01(a) or (b) for such fiscal period or quarter, and (b) the certificate of a Responsible Officer of the Borrower required by
Section 7.02(b) to be delivered with the financial statements described in clause (a) above.

     "Required Lenders" means, at any time, Lenders holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of (a) the unfunded Commitments (and participations therein) and the outstanding Loans, L/C Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, L/C Obligations and participations therein. The unfunded Commitments of, and the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Responsible Officer" means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "Restricted Payment" means (a) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any Loan Party), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding.

     "Revolving Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(a) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Revolving Loan" has the meaning specified in Section 2.01(a).

     "Revolving Note" has the meaning specified in Section 2.10(a).

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "Sale and Leaseback Transaction" means any arrangement pursuant to which any Loan Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Loan Party has sold or transferred (or is to sell or transfer) to a Person which is not a Loan Party or (b) which such Loan Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Loan Party to another Person which is not a Loan Party in connection with such lease.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Secured Party" means any Lender (and any Lender or Affiliate of a Lender that is a party to a Swap Contract as of the date on which such Person enters into such Swap Contract), the L/C Issuer, the Collateral Agent or the Administrative Agent; and "Secured Parties" means a collective reference to each Secured Party.

     "Service Agreement" means that certain Management Agreement entered into by and between Borrower and the Parent as of April ___, 2003, setting forth the contractual relationship between such parties for the provision of certain services from Parent to Borrower in accordance with Section 7.15 hereof.

     "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course,
(c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "SPE" means a Person whose Organization Documents and other characteristics satisfy the SPE Requirements.

     "SPE Requirements" means a collective reference to the requirements and conditions set forth on Exhibit I attached hereto.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "Syndication Letter" means that certain syndication letter agreement dated as of December 17, 2002 by and among the Borrower, the Administrative Agent and the Arranger.

     "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     "Term" means, with respect to any Eligible Lease as of any date of calculation, the remaining term of such Eligible Lease (not including (i) any optional extension periods or (ii) any periods after the effective date of any early termination right in favor of the tenant; provided that if such effective date is contingent upon events or circumstances undeterminable as of the date of calculation, then such effective date shall be deemed to be the earliest possible effective date as estimated by the Administrative Agent) calculated in whole calendar months (and rounding down for any remaining partial months).

     "Threshold Amount" means $5,000,000.00.

     "Total Outstandings" means the aggregate Outstanding Amount of (i) all Revolving Loans and (ii) all L/C Obligations.

     "Type" means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     "Underlying Asset" means, with respect to any Eligible Lease, the Real Property interest that is the subject of such Eligible Lease.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." mean the United States of America.

     "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

     "Unused Fee" has the meaning set forth in Section 2.08(a).

     "Unused Fee Calculation Period" has the meaning set forth in Section
2.08(a).

     "Unused Percentage" means, for any given Unused Fee Calculation Period, a percentage equal to (a) the Unused Revolving Committed Amount for such period, divided by (b) the average amount, as calculated on a daily basis, of the Aggregate Revolving Commitments during such period.

     "Unused Revolving Committed Amount" means, for any given Unused Fee Calculation Period, the average amount (if any), as calculated on a daily basis, by which the Aggregate Revolving Commitments exceed the Total Oustandings.

     "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     "Wholly Owned Subsidiary" means any Person 100% of whose Capital Stock is at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by the Borrower.

     1.02  Other Interpretive Provisions.

     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

           (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

           (b) (i)   The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

               (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

               (iii) The term "including" is by way of example and not limitation.

               (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

           (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03  Accounting Terms.

     (a) Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease Obligations or the implied interest component of any Synthetic Lease Obligations shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease Obligations.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio, requirement or calculation set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio, requirement or calculation to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio, requirement or calculation shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.04  Rounding.

     Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05  References to Agreements and Laws.

     Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

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

         1.06     Times of Day.

         Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

         1.07     Letter of Credit Amounts.

         Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01     Revolving Loans.

         Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolving Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (a) the Total Outstandings shall not exceed the lesser of (i) the Aggregate Revolving Commitments and (ii) the Borrowing Base, and (b) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Revolving Commitment. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.04(a), and reborrow under this Section 2.01(a). Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         2.02     Borrowings, Conversions and Continuations of Loans.

         (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans; provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

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

         (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 11:00 a.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Borrowing consisting of Revolving Loans is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and second, to the Borrower as provided above. The Administrative Agent hereby agrees that, unless it receives notification from any Lender of such Lender's inability or unwillingness to fund a Borrowing that has been duly requested by Borrower and with respect to which all applicable conditions (including the conditions precedent set forth in Article V hereof) have been fully satisfied, it shall make good faith efforts to fund each Borrowing not later than 11:00 a.m. as of the requested date of such Borrowing as set forth in the applicable Loan Notice; provided, however, that the Administrative Agent's failure to fund any Borrowing hereunder shall not, in any case, give rise to any claim, counterclaim, defense or right to recoupment or set-off in favor of the Borrower, any Loan Party or any other Person.

         (c) Subject to Section 3.05, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans having Interest Periods greater than one month without the consent of the Required Lenders.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Administrative Agent's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six (6) Interest Periods in effect with respect to Revolving Loans.

         2.03     Letters of Credit.

         (a)      The Letter of Credit Commitment.

                  (i)    Subject to the terms and conditions set forth herein,
         (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and
         (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the lesser of (1) the Aggregate Revolving Commitments and (2) the Borrowing Base, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender's Revolving Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

         (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                  (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                  (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                  (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                  (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

                  (E) such Letter of Credit is in an initial amount less than $100,000, or is to be denominated in a currency other than Dollars.

         (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

         (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof;
(E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business
Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

         (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the

Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

         (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a date certain (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to but not beyond an expiry date not later than the date thirty (30) days prior to the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied.

         (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)      Drawings and Reimbursements; Funding of Participations.

         (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in
Section 5.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

         (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

         (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans that are Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender hereby agrees to fund its Pro Rata Share of the applicable L/C Borrowing and, to the extent applicable, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

         (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

         (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, (C) any failure to satisfy the conditions set forth in Section 5.02; or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this
Section 2.03(c) (but not such Lender's obligation to fund an L/C Borrowing pursuant to Section 2.03(c)(iii)) is subject to the conditions set forth in
Section 5.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

         (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)      Repayment of Participations.

         (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

         (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, interest bearing deposit accounts held at the Administrative Agent and amounts of cash collateral deposited pursuant to the terms hereof which are, pursuant to the terms of this Agreement, subsequently returned to the Borrower, shall include interest on such amounts from the date deposited; provided, that the amount of such interest to be returned to the Borrower shall be determined by the Administrative Agent and such determination shall be conclusive and binding in the absence of manifest error.

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each standby Letter of Credit equal to the Applicable Spread applicable to Eurodollar Rate Borrowings times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in advance and be calculated based on the Applicable Spread in effect as of the date on which each such payment is due. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. In addition to all other fees payable pursuant to the terms of this Agreement, the Borrower promises, with respect to each Letter of Credit, to pay to the L/C Issuer without sharing by the other Lenders (i) a letter of credit fronting fee (payable upon issuance or extension of each Letter of Credit) equal to the greater of (A) of one-eighth of one percent (0.125%) on the maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit), and (B) $2,000.00, and (ii) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit. Such fees shall be due and payable on demand, shall be fully earned when paid and shall not be refundable for any reason whatsoever. For purposes of this Section 2.03(j) each renewal of any Letter of Credit, including an Auto-Renewal Letter of Credit, shall be considered an issuance of a new Letter of Credit.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         (l) Notice to Lenders. L/C Issuer shall make good faith efforts to notify each of the Lenders of the issuance of any Letter of Credit hereunder within 15 days of the issuance thereof.

         2.04     Prepayments.

         (a) Voluntary Prepayments of Loans. The Borrower may, upon written notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) one Business Day prior to the prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

         (b)      Mandatory Prepayments.

                  (i) Outstanding Principal in Excess of Aggregate Revolving Commitments. If, for any reason, the Total Outstandings at any time exceed the lesser of (A) the Aggregate Revolving Commitments and (B) the Borrowing Base then in effect, the Borrower shall immediately (subject to the cure period provided in Section 8.12(b) in the event a lease formerly qualifying as an Eligible Lease subsequently fails to qualify as such) prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b)(i) unless after the prepayment in full of the Revolving Loans the Total Outstandings exceed the lesser of (A) the Aggregate Revolving Commitments then in effect and (B) the Borrowing Base.

                  (ii) Eligible Lease Rent Offsets, Reductions and Curtailments. If, for any reason, the rent payable with respect to any lease qualifying as an Eligible Lease is, in any manner, offset, reduced or curtailed, Borrower shall immediately (without any cure period) prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to (A) the Eligible Lease NPV as calculated with respect to the applicable Eligible Lease immediately before such offset, reduction or curtailment, less (B) the Eligible Lease NPV with respect to such lease as calculated immediately after such offset, reduction or curtailment.

                  (iii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.04(b) shall be applied to Revolving Loans and (after all Revolving Loans have been repaid) to Cash Collateralize L/C Obligations. Within the parameters of the applications set forth in the previous sentence, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this
         Section 2.04(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

                  (iv) Prepayment Account. If the Borrower is required to make a mandatory prepayment of Eurodollar Rate Loans under this Section 2.04(b), the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurodollar Rate Loans and shall be applied to the prepayment of the applicable Eurodollar Rate Loans at the end of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the Administrative Agent in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Rate Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

         2.05 Termination, Reduction or Increase of Aggregate Revolving Commitments.

         (a) Voluntary Termination or Reductions. Subject in all cases to the provisions of Section 2.06 hereof, the Borrower may, upon written notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000.00 or any whole multiple of $500,000.00 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit then in effect exceeds the amount of the Aggregate Revolving Commitments, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

         (b) Voluntary Increases. Following the Closing Date, the Aggregate Revolving Commitments may be increased to an amount of up to $150,000,000.00 if
(i) the Borrower requests such increase in writing to the Administrative Agent,
(ii) the Arranger is able to syndicate the amount of such increase (A) to one or more financial institutions qualifying as an Eligible Assignee and (B) in a manner otherwise in accordance with the terms and conditions set forth in the Syndication Letter, (iii) such increase does not increase the amount of the Revolving Commitment of any Lender without the written consent of such Lender,
(iv) the Borrower executes new promissory notes reflecting the increase in the Aggregate Revolving Commitments and executes such other amendments to the Loan Documents as are deemed necessary by the Administrative Agent, (v) no Default or Event of Default exists at such time and (vi) the Borrower pays all fees required by the Fee Letter in connection with such increase in the Aggregate Revolving Commitments and all costs and expenses (including Attorney Costs) incurred by the Administrative Agent in documenting or implementing such increase. All of the terms and conditions of the Loan Documents shall apply to the increased amount of the Aggregate Revolving Commitments as if such amount were in effect as of the date hereof. Each Lender that may be a party hereto from time to time hereby acknowledges that the Aggregate Revolving Commitments may be increased pursuant to this Section 2.05(b) regardless of whether such Lender approves such increase or increases its Revolving Commitment hereunder; provided, that Arranger hereby agrees to offer to each existing Lender, on terms and conditions similar to those being offered to other prospective lenders, a portion of any increase in the Aggregate Revolving Commitments equal to such Lender's Pro Rata Share of the Aggregate Revolving Commitments immediately prior to such increase. Notwithstanding anything to the contrary contained herein, the Borrower may request an increase in the Aggregate Revolving Commitments no more than once during the term of this Agreement.

         (c) General. The Administrative Agent will promptly notify the Lenders of (i) any such notice of termination or reduction of the Aggregate Revolving Commitments and (ii) any requested increase in the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

         2.06     Repayment of Loans.

         The Borrower shall repay to the Lenders the aggregate principal amount of all then-outstanding Revolving Loans and all other Obligations under the Loan Documents and all Aggregate Revolving Commitments shall expire on the earlier to occur of (a) the Maturity Date; (b) the first Business Day following the Closing Date on which the Aggregate Revolving Commitments equal an amount less than $35,000,000.00; (c) the date ninety (90) days following any date on which the Borrowing Base equals an amount less than $15,000,000.00 (to the extent such date occurs more than one hundred eighty (180) days following the Agreement
Date) unless, during such ninety (90) day period, the Borrower is able to (i) cause the Borrowing Base to again exceed $15,000,000.00 and (ii) provide the

Administrative Agent with evidence, satisfactory to the Administrative Agent in its sole discretion, of such increase in the Borrowing Base (such evidence to include, in each case and without limitation, a Borrowing Base Certificate as of the date on which the Borrowing Base again exceeds $15,000,000.00); and (d) any other date on which such repayment is required pursuant to the terms hereof (whether as a result of the acceleration of the Obligations pursuant to Article IX hereof or otherwise).

         2.07     Interest.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Spread; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Spread.

         (b) If any Event of Default predicated on Sections 9.01(a) or (f) shall occur, all outstanding Obligations hereunder shall, until repayment in full of such Obligations or the curing of the applicable Event of Default, bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Lenders, while any other Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.08     Fees.

         In addition to those fees described in subsections (i) and (j) of
Section 2.03:

                  (a) Unused Fee. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the "Unused Fee"), in arrears, on (i) the last Business Day of each March, June, September and December, (ii) each date on which the Aggregate Revolving Commitments are, for any reason, reduced and (iii) on the Maturity Date, for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Outstanding Commitment Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date, calculated in accordance with the following:


                  ---------------------------------------------------------------------------
                  Unused Percentage for Unused Fee     Unused Fee Amount
                  Calculation Period
                  ---------------------------------------------------------------------------
                  ** 66 2/3%                           0.35% per annum multiplied by the
                                                       applicable Unused Revolving Commitment
                                                       Amount
                  ---------------------------------------------------------------------------
                  ** 33 1/3% but ***  66 2/3%          0.25% per annum multiplied by the
                                                       applicable Unused Revolving Commitment
                                                       Amount
                  ---------------------------------------------------------------------------
                  ** 33 1/3%                           0.20% per annum multiplied by the
                                                       applicable Unused Revolving Commitment
                                                       Amount
                  ---------------------------------------------------------------------------

**  denotes more than
*** denotes less than or equal to

                  The Unused Fee shall commence to accrue on the Closing Date.

                  (b) Agent's Fees. The Borrower promises to pay to the Administrative Agent, for its own account, for the account of the Issuing Lender and for the account of the Arranger, as applicable, the fees referred to in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         2.09     Computation of Interest and Fees.

         All computations of interest for Base Rate Loans when the Base Rate is determined by Administrative Agent's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

         2.10     Evidence of Debt.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note which shall evidence such Lender's Loans in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit C (a "Revolving Note"). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         2.11     Payments Generally.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

         (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

         (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.12     Sharing of Payments.

         If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately
(a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01     Taxes.

         (a) Any and all payments by any Loan Party to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Loan Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Loan Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

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     3.02   Illegality.

     If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03   Inability to Determine Rates.

     If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate

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

Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

     3.05 Funding Losses.

     Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

            (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

            (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

     3.06   Matters Applicable to all Requests for Compensation.

     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     (b) Upon any Lender's making a claim for compensation under Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 11.16.

     3.07   Survival.

     All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Revolving Commitments and repayment of all other Obligations hereunder.

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                                   ARTICLE IV
                                    GUARANTY

     4.01   The Guaranty.

     Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract with a Loan Party, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Swap Contracts, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

     4.02   Obligations Unconditional.

     The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or Swap Contracts, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

            (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

            (b) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be done or omitted;

            (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

            (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

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

            (e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

     With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts, or against any other Person under any other guarantee of, or security for, any of the Obligations.

     4.03   Reinstatement.

     The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.04   Certain Additional Waivers.

     Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

     4.05   Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

     4.06   Rights of Contribution.

     The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.06 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any right or remedy under this Section 4.06 against any other Guarantor until such Obligations have been Fully Satisfied. For purposes of this
Section 4.06, (a) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (b) "Ratable Share" shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent,

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

subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment; and (d) "Guaranteed Obligations" shall mean the Obligations guaranteed by the Guarantors pursuant to this Article IV. This
Section 4.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations in accordance with Section 10.11.

     4.07   Guarantee of Payment; Continuing Guarantee.

     The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

                                    ARTICLE V
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     5.01 Conditions of Initial Credit Extension.

     The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

            (a) Loan Documents, Organization Documents, Etc. The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement and the other Loan Documents;

                  (ii) a Note executed by the Borrower in favor of each Lender;

                  (iii) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdictionof its incorporation or organization, where applicable, and certifiedby a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

                  (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof

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

            authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                  (v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in (A) the jurisdiction of its incorporation or organization and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

                  (vi)   a fully executed copy of the Service Agreement.

            (b) Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent:

                  (i) a legal opinion of Morgan, Lewis & Bockius, general counsel for the Loan Parties (which opinion shall, in any case, include a non-consolidation opinion with respect to the Parent and the Borrower and Guarantors);

                  (ii) a legal opinion of special local counsel for each Loan Party not organized in the State of Delaware; and

                  (iii) a legal opinion of special local counsel for the Loan Parties for each state in which any Underlying Asset is located.

            (c) Personal Property Collateral. The Administrative Agent shall have received:

                  (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                  (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral;

                  (iii) all certificates evidencing any certificated Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreements, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

                  (iv) duly executed notices of grant of security interest in the form required by the Pledge Agreements as are necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral; and

                  (v) duly executed consents as are necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral.

            (d) Real Property Collateral and Related Matters. The Administrative Agent shall have received

                  (i) copies of each Eligible Lease and all amendments, modifications, supplements or other documents related thereto;

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

                  (ii) evidence of the applicable Loan Parties' ownership interest in each Underlying Asset;

                  (iii) evidence, with respect to each Eligible Lease, of the recordation of a memorandum of lease or similar instrument meeting the requirements of clause (j) of the definition of "Eligible Lease";

                  (iv) fully executed and notarized Assignments of Leases with respect to each existing Eligible Lease, in each case in form and substance reasonably satisfactory to the Administrative Agent and in recordable form in each jurisdiction in which an Underlying Asset is located; and

                  (v) such consents and agreements, estoppel(s) and/or subordination, non-disturbance and attornment agreement(s) from each tenant under each Eligible Lease, in each case in form and substance acceptable to the Administrative Agent, as may be required by the Administrative Agent as conditions precedent to the applicable lease qualifying as an Eligible Lease hereunder.

            (e) Opening Borrowing Base and Compliance Report. Receipt by the Administrative Agent of a Borrowing Base Certificate as of the Closing Date and certified by a Responsible Officer of the Borrower to be true and correct as of the Closing Date.

            (f) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties (or the tenants under the Eligible Leases) evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents.

            (g) Government Consent. Receipt by the Administrative Agent of evidence that all governmental, shareholder and material third party consents and approvals necessary or desirable in connection with the consummation of the transactions described herein and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the transactions described herein or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Administrative Agent could have such effect.

            (h) Syndication Letter. The Arranger shall have received from the Borrower a fully executed original of the Syndication Letter.

            (i) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Administrative Agent, stating that (A) the conditions specified in Sections 5.02(a) and (b) have been satisfied, (B) each Loan Party is in compliance with all existing material financial obligations, (C) all governmental, shareholder and third party consents and approvals, if any, with respect to the Loan Documents and the transactions contemplated thereby have been obtained (and attaching copies thereof), (D) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Loan Party or any transaction contemplated by the Loan Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, and
     (E) immediately after giving effect to the Transaction, (1) no Default or Event of Default exists, and (2) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects.

            (j) Solvency. The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Administrative Agent, regarding the Solvency of each of the Loan Parties on a consolidated basis.

            (k) FR Form U-1. Receipt by the Administrative Agent of a statement, in conformity with the requirements of FR Form U-1 referred to in Regulation U, that the use of proceeds of the initial Loans on the Closing Date will not violate Regulate U or X of the FRB.

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

            (l) Fees. Any fees required to be paid on or before the Closing Date shall have been paid.

            (m) Attorney Costs. Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

            (n) Direct Payment to Account. Borrower (or the appropriate other Loan Party) shall have delivered an Irrevocable Direction to each lessee under the Eligible Leases. Each of the lessees under each Eligible Lease shall have executed and delivered a Payment Consent.

            (o) SPE Status. Evidence, satisfactory to the Administrative Agent, that the Borrower and each existing Guarantor qualifies as a SPE and that the execution and performance by the Loan Parties under the Loan Documents shall not affect such status.

            (p) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Loan Parties.

     5.02   Conditions to all Credit Extensions.

     The obligation of each Lender to honor any Request for Credit Extension (including the initial Credit Extension and other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

            (a) Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in
     Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and
     (b), respectively, of Section 7.01.

            (b) Defaults/Events of Default. No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

            (c) Bankruptcy Events. There shall not have occurred a Bankruptcy Event with respect to any Loan Party.

            (d) Material Adverse Effect. No event, circumstance, or condition shall exist or shall have occurred and be continuing which has or could reasonably be expected to have a Material Adverse Effect.

            (e) Fees. The Borrower shall have paid any and all fees and expenses due and payable to the Administrative Agent or the Lenders, including, without limitation, audit fees and applicable Attorney Costs incurred by the Administrative Agent in connection with the negotiation, administration, enforcement or preparation of any Loan Document or otherwise in connection with this Agreement or the credit facilities provided for herein.

            (f) Request for Credit Extension. The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

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

            (g) Updated Borrowing Base Certificate. The Borrower shall have delivered to the Administrative Agent an updated Borrowing Base Certificate taking into account the requested Credit Extension and any other matters changed since the most recent delivery of a Borrowing Base Certificate.

            Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), (b), (c) and (d) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

     6.01   Existence, Qualification and Power; Compliance with Laws.

     Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents, if any, to which it is a party and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.02   Authorization; No Contravention.

     The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not
(a) contravene the terms of any of such Person's Organization Documents;
(b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB).

     6.03   Governmental Authorization; Other Consents.

     No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) consents, authorizations, notices and filings described in Schedule 6.03, all of which have been obtained or made or have the status described in such Schedule 6.03 and (b) filings to perfect the Liens created by the Collateral Documents.

     6.04   Binding Effect.

     This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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

     6.05 Financial Statements; No Material Adverse Effect.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the AFRT REIT as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and
(iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

     (b)  Reserved.

     (c) During the period from December 31, 2002 to and including the Closing Date, there has been no sale, transfer or other disposition by any Loan Party of any material part of the business or Property of the Loan Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Loan Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

     (d) The financial statements delivered pursuant to Section 7.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and, as applicable, consolidating financial condition, results of operations and cash flows of the Loan Parties and the Parent as of such date and for such periods.

     (e) Since December 31, 2002, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     6.06 Litigation.

     There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or
(b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     6.07 No Default.

     No Loan Party is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     6.08 Ownership of Property; Liens.

     Each Loan Party has good record and marketable title in fee simple to all Underlying Assets owned by such Loan Party, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Loan Parties is subject to no Liens, other than Permitted Liens. The Loan Parties own no Real Property other than the Underlying Assets. The Loan Parties own no material personal property.

     6.09 Environmental Compliance.

     Except as disclosed and described in Schedule 6.09 attached hereto, to the best knowledge of the Loan Parties:

          (a) Each of the Underlying Assets and, to the knowledge of the Loan Parties, all operations at thereon are in compliance with all applicable Environmental Laws, there is no violation of any Environmental

     Law with respect to the Underlying Assets or the Businesses, and there are no conditions relating to the Underlying Assets or the Businesses that could give rise to liability under any applicable Environmental Laws.

          (b) None of the Underlying Assets contains, or has previously contained, any Hazardous Materials at, on or under the Underlying Assets in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

          (c) No Loan Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Assets or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Hazardous Materials have not been transported or disposed of from the Underlying Assets, or generated, treated, stored or disposed of at, on or under any of the Underlying Assets or any other location, in each case by or on behalf of any Loan Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which any Loan Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Loan Parties, the Underlying Assets or the Businesses.

          (f) To the knowledge of the Loan Parties, there has been no release, or threat of release, of Hazardous Materials at or from the Underlying Assets, or arising from or related to the operations (including, without limitation, disposal) of any Loan Party in connection with the Underlying Assets or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     6.10 Insurance.

     The Underlying Assets are insured by either the applicable Loan Party or the applicable tenant with financially sound and reputable insurance companies not Affiliates of the Borrower or the applicable tenant under the subject Eligible Lease, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Underlying Assets are located. The present insurance coverage with respect to the Underlying Assets is outlined as to carrier, policy number, expiration date, type and amount on Schedule 6.10. The Administrative Agent is named as an additional insured and as loss payee on any insurance policies maintained by the Borrower or any Loan Party with respect to the Underlying Assets or as otherwise required pursuant to the terms hereof.

     6.11 Taxes.

     The Loan Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

     6.12 ERISA Compliance.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c)  (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     6.13 Subsidiaries.

     The corporate capital and ownership structure of the Loan Parties as of the Closing Date is as described in Schedule 6.13(a). Set forth on Schedule 6.13(b) is a complete and accurate list as of the Closing Date with respect to the Borrower and each of its direct and indirect Subsidiaries of (i) jurisdiction of incorporation, (ii) number of shares of each class of Capital Stock outstanding,
(iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Loan Parties and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto as of the Closing Date. The outstanding Capital Stock of all such Persons is validly issued, fully paid and non-assessable and is owned by the Loan Parties, directly or indirectly, in the manner set forth on Schedule 6.13(b), free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Neither the Borrower nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. The Borrower and each of its Subsidiaries is an SPE. Each of the Borrower's Subsidiaries is a Wholly-Owned Subsidiary of the Borrower (except to the extent required to cause such Subsidiary to qualify as an SPE) and is a Guarantor under this Agreement. None of the Borrower's Subsidiaries has any Subsidiaries or owns any interest in or Capital Stock of any other Person.

     6.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

     (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

     (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary of the Borrower (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940 or (iii) subject to regulation under any other Law which limits its ability to incur Indebtedness.

     6.15 Disclosure.

     (a) Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

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

     (b) No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. All written information, reports and other papers and data (excluding financial projections) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Loan Parties were, at the time the same were so furnished, complete and correct in all material respects, or, in the case of financial statements, present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections prepared by or on behalf of the Loan Parties that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions.

     (c) No fact is known to any Loan Party which has had, or may reasonably be expected in the future to have, a Material Adverse Effect which has not been set forth in the financial statements delivered in connection with Section 7.01 or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders prior to the Closing Date.

     6.16 Compliance with Laws.

     Each Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     6.17 Solvency.

     The Loan Parties are Solvent on a consolidated basis.

     6.18 Investments; Indebtedness.

     All Investments of each Loan Party are Permitted Investments and all Indebtedness of the Loan Parties is Indebtedness that is permitted pursuant to
Section 8.03 hereof.

     6.19 Business Locations.

     Set forth on Schedule 6.19(a) is a list of all Underlying Assets. Such Underlying Assets represent all Real Properties in which any Loan Party has an interest as of the Closing Date (except for Real Properties constituting the executive offices of the Loan Parties). Set forth on Schedule 6.19(b) is the chief executive office, jurisdiction of incorporation or formation and principal place of business of each Loan Party as of the Closing Date.

     6.20 Brokers' Fees.

     Neither the Parent nor any Loan Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Loan Documents.

     6.21 Labor Matters.

     There are no collective bargaining agreements or Multiemployer Plans covering the employees of a Loan Party as of the Closing Date.

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     6.22 Nature of Business.

     The Loan Parties are engaged solely in the business of purchasing, owning and, to the extent permitted hereunder, selling stand-alone bank branches and office buildings subject to leases which qualify as Eligible Leases hereunder and such other activities as may be reasonably related to the foregoing.

     6.23 Representations and Warranties from Other Loan Documents.

     Each of the representations and warranties made by any of the Loan Parties in any of the other Loan Documents is true and correct in all material respects.

     6.24 Survival of Representations and Warranties, Etc.

     All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Loan Parties to the Administrative Agent, the Issuing Lender or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Loan Parties prior to the Agreement Date and delivered to the Administrative Agent, the Issuing Lender or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Closing Date and at and as of the date of the occurrence of any Credit Extension, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and issuance of Letters of Credit.

     6.25 Affiliate Transactions.

     Except as otherwise approved by the Administrative Agent in writing, no Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Subsidiary or Affiliate of any Loan Party is a party, except the Service Agreement.

     6.26 Contractual Obligations.

     The Borrower has no Contractual Obligations other than in connection with leases of Real Properties, the Loan Documents and the Service Agreement.

     6.27 Tax Shelter Regulations.

     The Borrower [intends to][does not intend to] treat the Loans and Letters of Credit and the transactions related thereto as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. [Accordingly][If the Borrower so notifies the Administrative Agent], the Borrower acknowledges that one or more of the Lenders may treat its Loans and/or its interest in Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 7.01, 7.02, 7.03 and 7.11) cause each Subsidiary to:

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     7.01 Financial Statements.

     Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower or Parent (as applicable), a consolidated and consolidating balance sheet of the Loan Parties and of the Parent as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

          (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower or Parent (as applicable), a consolidated and consolidating balance sheet of the Loan Parties and of the Parent as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's or Parent's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Loan Parties and/or the Parents (as applicable) in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

     7.02 Certificates; Other Information.

     Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

          (a) promptly upon receipt thereof, a copy of any financial information regarding the tenant under any Eligible Lease to the extent required by such lease to be delivered to the landlord thereunder;

          (b) on the first Business Day of each calendar month, a Borrowing Base Certificate calculated as of the end of the immediately preceding month;

          (c) as required pursuant to Section 5.02(g) or Section 8.12, as applicable, a Borrowing Base Certificate calculated as of the applicable date of the subject transaction referenced in such section;

          (d) at least 30 days prior to the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2003, an annual business plan and budget of the Loan Parties containing, among other things, pro forma financial statements for the next fiscal year;

          (e) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Parent or to the general partners of the Borrower by independent accountants in connection with the accounts or books of the Parent, Borrower or any Subsidiary, or any audit of any of them;

          (f) promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent or Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Parent or any Loan Party may file or be required to file with the SEC under
     Section 13 or 15(d) of the Securities Exchange Act

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     of 1934 of to a holder of any Indebtedness owed by any Loan Party in its capacity as such a holder and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

          (g) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters;

          (h) promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Parent or any Loan Party in connection with any annual, interim or special audit of the books of such Person;

          (i) promptly, such additional information regarding the business, financial or corporate affairs of the Parent, Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

          (j) promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS form 8886 or any successor form.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(f) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 11.02 and notifies Administrative Agent of such posting thereof as set forth in clause (ii) below, or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/Intra Agency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Borrowing Base Certificates required by Section 7.02(b) to the Administration Agent and each of the Lenders. Except for such Borrowing Base Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its own copies of such documents.

     7.03 Notices and Information.

     (a) Promptly notify the Administrative Agent and each Lender of (i) the occurrence of any Default, (ii) any material change in the terms of any Eligible Lease or of any lease which qualified as such immediately prior to such change,
(iii) any other circumstances or conditions causing any lease which previously qualified as an Eligible Lease to cease to qualify as such or (iv) any existing circumstances or conditions known to it which could be reasonably expected to cause an Eligible Lease to cease to qualify as such within the immediately following twelve (12) month period.

     (b) Promptly notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws.

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     (c)  Promptly notify the Administrative Agent and each Lender of the occurrence of any ERISA Event.

     (d) Promptly notify the Administrative Agent and each Lender of any change in the chief executive officer, chief operating officer or chief financial officer of any Loan Party or Parent or any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

     (e) Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 6.09 to be untrue in any material respect, the Loan Parties will furnish or cause to be furnished to the Administrative Agent, at the Loan Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Real Properties (as defined in Section 6.09) and as to the compliance by any Loan Party with Environmental Laws at such Real Properties. If the Loan Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request (or, to the extent the Loan Parties are unable to procure such report within such period but diligently commenced procurement of such an environmental report promptly upon receipt of the Administrative Agent's request therefor and continued at all times thereafter to diligently pursue procurement thereof, one hundred twenty
(120) days) then the Administrative Agent may arrange for same, and the Loan Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Loan Parties on demand and added to the obligations secured by the Collateral Documents.

     Each notice pursuant to this Section 7.03(a) through (e) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     7.04 Payment of Obligations.

     Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all material Indebtedness (as determined by the thresholds established pursuant to Section 9.01(i)), as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     7.05 Preservation of Existence, Franchises, SPE Status, Etc..

     (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05;

     (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

     (c) preserve or renew all of its material registered copyrights, patents, trademarks, trade names and service marks; and

     (b) take all action required to preserve and maintain its status as an SPE.

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     7.06 Maintenance of Properties.

     (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted; and

     (b) make all necessary repairs thereto and renewals and replacements thereof; and

     (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

     7.07 Maintenance of Insurance.

     Maintain (or cause the applicable tenant to maintain) in full force and effect insurance with respect to each Underlying Asset (including worker's compensation insurance, liability insurance, casualty insurance and, to the extent the applicable lease with respect to such Underlying Asset is not a Bondable Net Lease, business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. To the extent Borrower or any Loan Party obtains any such insurance in its own name, the Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insurance with respect to any such insurance and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

     7.08 Compliance with Laws.

     Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     7.09 Books and Records.

     (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and

     (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

     7.10 Inspection Rights.

     Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. The Loan Parties agree that the Administrative Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Loan Parties.

     7.11 Use of Proceeds.

     Use the proceeds of the Credit Extensions for (a) the financing of stand-alone bank branches and office buildings that are subject to leases that qualify as Eligible Leases pursuant to the terms and conditions of this

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Agreement; and (b) general corporate working capital purposes (other than the repayment of the Bridge Credit Facility) not in contravention of any Law or of any Loan Document.

     7.12 Collateral Account and Agreement.

     (a) The Loan Parties shall, at all times during the term of this Agreement maintain a Collateral Account in favor of the Collateral Agent for the benefit of the Secured Parties, which Collateral Account will be assigned to the Collateral Agent (for the benefit of the Lenders) and governed pursuant to a Collateral Account Agreement and the terms hereof.

     (b) Each of the Loan Parties shall on or prior to the date on which a lease becomes an Eligible Lease hereunder, direct each of the tenants under the Eligible Leases to deposit all payments under or with respect to such Eligible Leases into the Collateral Account through delivery of an Irrevocable Direction to each such tenant and each such tenant shall have executed a Payment Consent agreeing to make such payments into the Collateral Account. To the extent any such payments are received by any Loan Party, such Loan Party hereby agrees that it shall immediately deposit such payments into the Collateral Account in the form received but with proper endorsement, if necessary, and until so deposited are deemed to be held on deposit for the benefit of the Secured Parties.

     (c) The Administrative Agent shall have the right to withdraw amounts paid into the Collateral Account in accordance with the following terms and conditions:

          (i) On each Interest Payment Date, the Administrative Agent shall have the right to withdraw (and, to the extent no Default or Event of Default has occurred and is continuing, shall, at the direction of the Borrower, withdraw) from the Collateral Account an amount equal to the accrued interest then due and owing under this Agreement and the other Loan Documents.

          (ii) On each date on which any mandatory prepayment or other principal payment is due pursuant to Section 2.04(b) hereof, the Administrative Agent shall have the right to withdraw (and, to the extent no Default or Event of Default has occurred and is continuing, shall, at the direction of the Borrower, withdraw) from the Collateral Account an amount equal to the required prepayment or principal payment.

          (iii) On each date on which any fee is due under the Loan Documents, the Agent shall have the right to withdraw (and, to the extent no Default or Event of Default has occurred and is continuing, shall, at the direction of the Borrower, withdraw) from the Collateral Account, an amount equal to such fee(s).

          (iv) Notwithstanding anything to the contrary contained herein, the Administrative Agent shall have the absolute right to offset and apply any amounts held in the Collateral Account at any time during the continuation of a Default or Event of Default.

     (d) The Collateral Account shall, at all times from and after the date of the first Credit Extension, contain an amount equal to or greater than the Collateral Account Reserve Amount.

     (e) The Loan Parties shall have the right to withdraw amounts held in the Collateral Account at any time except to the extent (i) such withdrawal would cause the amount held therein to be less than the Collateral Account Reserve Amount, in which case the Loan Parties shall be permitted to withdraw an amount equal to or less than (A) the amount held in the Collateral Account, less (B) the Collateral Account Reserve Amount; and (ii) there is a continuing Default or Event of Default, in which case the Loan Parties shall not be permitted to make any such withdrawal without (1) in the case of any Event of Default predicated on Sections 9.01(a) or (f) hereof, the written consent of the Required Lenders; or (2) in all other cases, the written consent of the Administrative Agent.

     7.13 Additional Guarantors.

     Notify the Administrative Agent at the time that any Person becomes a Subsidiary of the Borrower, and promptly thereafter (and in any event within 10 days), cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement, and (ii) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and
(iv) of Section 5.01(a) and favorable opinions of counsel to

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such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause
(a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

     7.14 Pledged Assets.

     (a) Subject all of their respective rights under each of the Eligible Leases to first priority Liens in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations, pursuant to the terms and conditions of applicable Assignments of Leases or, with respect to any such Property acquired subsequent to the Closing Date, such other security documents as the Administrative Agent shall reasonably request, subject in any case to Permitted Liens;

     (b) cause (A) 100% of the issued and outstanding Capital Stock of the Borrower, and (B) 100% of the issued and outstanding Capital Stock of each Subsidiary of the Borrower to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request; and

     (c) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent's liens thereunder) and other items of the types required to be delivered pursuant to the terms of this Agreement, all in form, content and scope reasonably satisfactory to the Administrative Agent.

     7.15 Service Agreement.

     Cause Borrower and Parent, at all times during the term hereof, to be parties to a Service Agreement in form and substance acceptable to the Administrative Agent and, in any case, setting forth the responsibility of the Parent to monitor the Loan Parties' and applicable lessees' compliance under the leases held by the Loan Parties (including, without limitation, all Eligible Leases) and under the Loan Documents, prepare and file all necessary tax filings with respect to the Loan Parties, and to monitor and procure (in the name of the applicable Loan Parties) insurance coverage for the Loan Parties to the extent required hereunder.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

     8.01 Liens.

     Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

          (a) Liens pursuant to any Loan Document;

          (b) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

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

          (c) Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

          (d) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

          (e) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

          (g) Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01(h) or securing appeal or other surety bonds related to such judgments;

          (h) Reserved;

          (i) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

          (j) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; and

          (k) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses.

     8.02 Investments.

     Make any Investments, except:

          (a) Investments held by the Borrower or such Subsidiary in the form of Cash Equivalents;

          (b) Investments in any Person which is a Loan Party prior to giving effect to such Investment;

          (c) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

          (d) Guarantees permitted by Section 8.03; and

          (e) Investments in Real Properties.

     8.03 Indebtedness.

     Create, incur, assume or suffer to exist any Indebtedness, except:

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          (a) Indebtedness under the Loan Documents;

          (b) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

          (c) Indebtedness in the form of trade payables incurred in the ordinary course of business; and

          (d) Guaranty Obligations with respect to Indebtedness permitted pursuant to this Section 8.03.

     Notwithstanding the foregoing, the Borrower shall not, and shall not permit any other Subsidiary to, create, incur or assume any Indebtedness after the Closing Date if immediately prior to the creation, incurring or assumption thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in this Section 8.03.

     8.04 Fundamental Changes.

     Except in connection with a Disposition permitted pursuant to Sections 8.05 and 8.12 hereof, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.13 and 7.14, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower shall be the continuing or surviving corporation, and (b) any Loan Party other than the Borrower may merge or consolidate with any other Loan Party other than the Borrower.

     8.05 Dispositions.

     Make any Disposition unless (a) such transaction does not involve the sale or other disposition of an equity interest in the Borrower, and (b) to the extent such Disposition involves an Underlying Property or Real Property previously qualifying as an "Underlying Property", the conditions set forth in
Section 8.12 hereof are fully satisfied prior to the consummation of such Disposition.

     8.06 Equity Issuances; Debt Issuances.

     Permit the Borrower or any of its Subsidiaries to conduct or declare any Equity Issuance or Debt Issuance (except to the extent consented to in writing by the Administrative Agent and each of the Lenders or as otherwise permitted pursuant to Section 8.03 hereof).

     8.07 Change in Nature of Business.

     Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

     8.08 Transactions with Affiliates and Insiders.

     Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by any other section of this Agreement, (d) normal

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

compensation and reimbursement of expenses of officers and directors and (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

     8.09 Burdensome Agreements.

     (a) Enter into any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its Property to any Person (except for leases of Real Property to third parties on market terms and conditions), (v) pledge its Property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof (except for leases of Real Property to third parties on market terms and conditions) or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for (1) this Agreement and the other Loan Documents, (2) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien or (3) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 pending the consummation of such sale.

     (b) Enter into any Contractual Obligation that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of Collateral Agent for the benefit of the Secured Parties for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Obligations, except (i) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (ii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under
Section 8.05, pending the consummation of such sale and (iii) as set forth in lease agreements with respect to Real Properties (to the extent such leases are to third parties on market terms and conditions).

     8.10 Use of Proceeds.

     Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

     8.11 Subsidiaries.

     (a) Except for the Borrower, create, acquire or permit to exist any Subsidiaries;

     (b) with respect to the Borrower, create, acquire or permit to exist (i) any Subsidiaries that are not Wholly-Owned Subsidiaries of the Borrower (except to the extent required to cause such Subsidiary to qualify as an SPE), (ii) any Subsidiaries which are not made Guarantors hereunder as of the Closing Date or, if not in existence as of the Closing Date, within 10 days of the formation thereof, or (iii) any Foreign Subsidiaries; and

     (c) permit any Loan Party to (i) permit any Person (other than the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, except to qualify directors where required by applicable law, (ii) permit any Subsidiary of the Borrower to issue or have outstanding any shares of preferred Capital Stock or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, except for Permitted Liens.

     8.12 Removal/Addition of Underlying Assets and Eligible Leases;
     Acquisitions.

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       (a)   Dispose of or perform a refinancing with respect to any Underlying
Asset (or any Loan Party holding such an asset) except to the extent each of the following conditions are fully satisfied (as determined in the absolute discretion of the Administrative Agent): (i)(A) the applicable Underlying Asset is subject to a voluntary sale by the applicable Loan Party or a refinancing through a securitized mortgage or other form of permanent debt financing or (B) the Capital Stock of the applicable Loan Party is subject to a voluntary sale by the Borrower or transferred to effect a refinancing; (ii) the Borrower provides written notice to the Administrative Agent of the pending sale or refinancing not less than fifteen (15) days prior to the consummation thereof; (iii) the Borrower provides to the Administrative Agent, along with the written notice referenced in subclause (ii) above, a Pro Forma Borrowing Base Certificate which assumes the consummation of the pending sale or refinancing (and all other then pending sales or refinancings) and showing that, immediately following such transaction, the Total Outstandings shall not exceed the lesser of (A) the Aggregate Revolving Commitments and (B) the projected Borrowing Base (provided, that such Borrowing Base Certificate may include any New Eligible Lease to the extent the Administrative Agent and (to the extent necessary) the Lenders have duly approved the addition of such New Eligible Lease pursuant to Section 8.12(c) below and a Loan Party has otherwise satisfied all other requirements of 8.12(c) below prior to the date of the delivery of such Borrowing Base Certificate); (iv) no Default or Event of Default has occurred and is then continuing or is reasonably likely to occur as a result of the consummation of the pending sale or refinancing; and (v) the Borrower or the applicable Loan Party causes 100% of the net proceeds of the applicable sale or refinancing to be funded directly into the Collateral Account, whereupon such proceeds shall be used, prior to disbursement to the Borrower pursuant to Section 7.12 hereof, to fund any prepayment required in connection with the applicable Disposition pursuant to the terms of this Agreement and any amounts then due and owing from any Loan Party under the Loan Documents; or

       (b) otherwise cause or permit any lease which at any times qualifies as an Eligible Lease hereunder to, following such qualification, cease to meet the conditions for qualifying as an Eligible Lease hereunder for a period in excess of seven (7) days, except to the extent each of the following conditions is fully satisfied (as determined in the absolute discretion of the Administrative Agent):

             (i) the Borrower, as soon as is reasonably possible following its receipt of notice that such lease will fail to qualify as an Eligible Lease (and, in any case, not less than five (5) Business Days prior to the Borrower's or any Loan Party's taking of any action causing or permitting such lease to fail to qualify as an Eligible Lease and, with respect to any non-voluntary event(s) causing such failure, not less than three (3) Business Days following such event(s)), delivers to the Administrative Agent a Pro Forma Borrowing Base Certificate showing, on a Pro Forma Basis, the effect of the removal of the Eligible Lease NPV associated with such lease from the Borrowing Base; and

             (ii) to the extent the Pro Forma Borrowing Base Certificate delivered pursuant to subclause (i) above shows that the Total Outstandings will or do, as a result of the removal of the subject lease as an Eligible Lease, exceed the lesser of (A) the Aggregate Revolving Commitments and (B) the Borrowing Base (as calculated without the Eligible Lease NPV attributable to such former Eligible Lease), the Borrower shall, prior to the end of such seven (7) day period (and prior the Borrower's or any Loan Party's taking of any action causing or permitting such lease to fail to qualify as an Eligible Lease):

                   (1) repay the outstanding Obligations in an amount sufficient to eliminate the excess of Total Outstandings over the lesser of the Aggregate Revolving Commitments and the Borrowing Base; or

                   (2) nominate, receive requisite approvals from the
             Administrative Agent and, if applicable, the Lenders, for and purchase (or cause another Loan Party to purchase) one or more Underlying Assets subject to one or more New Eligible Leases pursuant to clause (c) of this Section 8.12 such that the Eligible Lease NPVs of the New Eligible Leases causes the Borrowing Base to increase in an amount sufficient to eliminate the excess of Total Outstandings over the lesser of the Aggregate Revolving Commitments and the Borrowing Base; or

                   (3) combine the repayment of the Obligations in accordance with item (1) above with the procurement of one or more New Eligible Leases in accordance with item (2) above such

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             that the excess of Total Outstandings over the lesser of the
             Aggregate Revolving Commitments and the Borrowing Base is eliminated; or

       (c) acquire any interest in Real Property (other than leases of office space required for the operation of the Businesses) except to the extent: (i) such Real Property is subject to a fully executed lease meeting the requirements for qualification as an Eligible Lease (except Administrative Agent and, if applicable, Lender approval requirements); (ii) the Borrower nominates such lease and such Real Property to qualify as an Eligible Lease and Underlying Asset hereunder through a written request delivered to the Administrative Agent and the Lenders; (iii) in addition to the request for admission referenced in subclause (ii) above, the Borrower delivers to the Administrative Agent and Lenders detailed calculations concerning the projected Eligible Lease NPV which would apply to the subject lease and the components thereof, (iv) if (A) the Administrative Agent reasonably determines that the proposed lease constitutes a Bondable Net Lease, the Administrative Agent approves (in writing), in its reasonable discretion, the admission of such lease and Real Property as an Eligible Lease and Underlying Asset (respectively) hereunder (which decision regarding approval shall be made by the Administrative Agent within fifteen (15) days of receipt of a written request pursuant to clause (ii) above; provided, that if not affirmatively approved, such failure to approve shall be deemed an automatic determination by the Administrative Agent not to approve such lease); or (B) the Administrative Agent reasonably determines that the proposed lease does not constitute a Bondable Net Lease, the Administrative Agent and each of the Lenders approve (in writing) the admission of such lease and Real Property as an Eligible Lease and Underlying Asset (respectively) hereunder (which decision regarding approval shall be made by the Administrative Agent and each Lender within thirty (30) days of receipt of a written request pursuant to clause (ii) above; provided, that if not affirmatively approved, such failure to approve shall be deemed an automatic determination by the Administrative Agent or such Lender (as applicable) not to approve such lease); (v) the Administrative Agent shall have received from the applicable tenant such consent and agreement(s), estoppel(s) and/or subordination, non-disturbance and attornment agreement(s) as may be required by the Administrative Agent (in its sole discretion) as conditions precedent to the applicable lease qualifying as an Eligible Lease, in each case in form and substance acceptable to the Administrative Agent, and (vi) a Loan Party, following receipt of such approval from the Administrative Agent and each of the Lenders and of all such consent and agreement(s), estoppel(s) and/or subordination, non-disturbance and attornment agreement(s), acquires 100% of the subject Real Property, becomes the lessor under the applicable lease (such lease constituting, at this point, a "New Eligible Lease"), delivers an Assignment of Leases and any other documents required by the terms of this Agreement or reasonably requested by the Administrative Agent in connection therewith and provides to the Administrative Agent and each Lender a Borrowing Base Certificate including the Eligible Lease NPV of such New Eligible Lease; or

       (d) acquire any interest in any other Property except to the extent required to operate the Businesses in a commercially reasonable manner.

       8.13  Prepayment of Other Indebtedness, Etc.

       Permit any Loan Party to if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof,
(a) amend or modify any of the terms of any Indebtedness of such Loan Party if such amendment or modification would add or change any terms in a manner adverse to such Loan Party, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (b) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness of such Loan Party.

       8.14  Organization Documents; Fiscal Year.

       Permit any Loan Party to (a) amend, modify or change its Organization Documents in a manner adverse to the Lenders or (b) change its fiscal year.

       8.15  Sale Leasebacks.

       Permit any Loan Party to enter into any Sale and Leaseback Transaction.

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       8.16  Operating Lease Obligations.

       Permit any Loan Party to enter into, assume or permit to exist any obligations for the payment of rental under Operating Leases.

                                   ARTICLE IX
                         EVENTS OF DEFAULT AND REMEDIES

       9.01  Events of Default.

       Any of the following shall constitute an Event of Default:

             (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, any commitment or other fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

             (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.05, 7.10, 7.11, 7.12, 7.13 or 7.14 or Article VIII;
       or

             (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

             (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

             (e) Cross-Default. (i) The Borrower or any other Loan Party (A) fails to perform or observe (beyond the applicable grace period with respect thereto, if any) any Contractual Obligation if such failure could reasonably be expected to have a Material Adverse Effect, (B) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (C) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

             (f) Insolvency Proceedings, Etc. Any Loan Party is subject to a Bankruptcy Event; or

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             (g)   Judgments. There is entered against the Borrower or any
       Subsidiary (i) any one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

             (h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

             (i) Invalidity of Loan Documents; Guarantees. (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or (ii) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.04 or Section 8.05, the Guaranty given by any Guarantor hereunder or any provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

             (j)   Change of Control. There occurs any Change of Control.

       9.02  Remedies Upon Event of Default.

       If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (except with respect to clause (b) below, which is addressed in proviso
(ii) at the end of this Section 9.02), take any or all of the following actions:

             (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

             (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

             (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

             (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

       provided, however, that (i) upon the occurrence of any Bankruptcy Event with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid

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       principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender; and (ii) notwithstanding anything to the contrary contained in this Section 9.02, the Administrative Agent shall, in accordance with clause (b) above, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, upon the written request of the Majority Lenders to the extent there exists at the time of such request a continuing Event of Default that is predicated on Section 9.01(a) hereof.

       9.03 Application of Funds.

       After the acceleration of the Obligations as provided for in Section 9.02(b) (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

       First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

       Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

       Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

       Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and to Cash Collateralize the undrawn amounts of Letters of Credit, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

       Fifth, to payment of that portion of the Obligations constituting the unpaid Swap Termination Value under any Swap Contracts between the Borrower and any Lender or Affiliate of any Lender, ratably among the Lenders (or, if applicable, their Affiliate(s)) in proportion to the respective amounts described in this clause Fifth held by them; and

       Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

       Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. To the extent any Letter of Credit expires without being drawn on and there is, at such time, no then-continuing Default or Event of Default, any amount used to Cash Collateralize such Letter of Credit shall be returned to the Borrower (with interest calculated in accordance with Section 2.03(g)). If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

       Notwithstanding anything contained herein to the contrary, no Person that is a swap counterparty under a Swap Contract shall be permitted to exercise any rights or remedies against the Collateral except to the extent such rights and remedies are exercised by the other Lenders pursuant to the terms of this Agreement, regardless of the fact that the Loan Parties' obligations under such a Swap Contract are considered part of the "Obligations" hereunder or that an existing default under such a Swap Contract constitutes a Default or Event of Default hereunder.

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                                    ARTICLE X
                              ADMINISTRATIVE AGENT

       10.01 Appointment and Authorization of Administrative Agent.

       (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

       (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article X and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

       10.02 Delegation of Duties.

       The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct; provided, that the Administrative Agent shall be responsible for gross negligence or willful misconduct of any such agents or attorneys-in-fact.

       10.03 Liability of Administrative Agent.

       No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

       10.04 Reliance by Administrative Agent.

       (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter,

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telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

       (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

       10.05 Notice of Default.

       The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will promptly notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

       10.06 Credit Decision; Disclosure of Information by Administrative Agent.

       Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

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       10.07 Indemnification of Administrative Agent.

       Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Revolving Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

       10.08 Administrative Agent in its Individual Capacity.

       Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them (except to the extent such information is provided pursuant to the terms of this Agreement or any Loan Document and the Administrative Agent is required, pursuant to such documents, to deliver the same to the Lenders). With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

       10.09 Successor Administrative Agent.

       The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by the Administrative Agent shall also constitute its resignation as L/C Issuer and Collateral Agent. In addition, the Administrative Agent may be removed at the written direction of the Required Lenders to the extent the Administrative Agent is shown to be grossly negligent in the performance of its material obligations and/or duties hereunder or to have engaged in willful misconduct in the performance of such obligations and/or duties; provided that any such removal of an Administrative Agent shall also constitute its removal as L/C Issuer and Collateral Agent. Finally, to the extent the amount of the Administrative Agent's exposure under Revolving Loans and Letters of Credit hereunder equals zero and the Commitment of the Administrative Agent is also equal to zero, the Administrative Agent may be removed at the written direction of the Required Lenders; provided that any such removal of an Administrative Agent shall also constitute its removal as L/C Issuer and Collateral Agent. If any Administrative Agent resigns or is otherwise removed as Administrative Agent under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of a resignation (but not removal) of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders (to the extent such appointment is accepted by such Lender). Upon the acceptance of its appointment as successor administrative agent hereunder (whether as a result of

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resignation or removal of a prior Administrative Agent), the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, Collateral Agent and L/C Issuer and the respective terms "Administrative Agent", "Collateral Agent" and "L/C Issuer" shall mean such successor administrative agent and Letter of Credit issuer, and the retiring or removed Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated, the retiring or removed Collateral Agent's appointment, powers and duties as Collateral Agent shall be terminated and the retiring or removed L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring or removed Person or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring or removed Administrative Agent's resignation or removal (as applicable) hereunder as Administrative Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Any removal of the Administrative Agent in connection with its willful misconduct or gross negligence or the reduction of its Commitment and Revolving Loan and Letter of Credit exposure to zero, shall be effective immediately upon such removal. With respect to resignations by an Administrative Agent, if no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. To the extent an Administrative Agent is removed or resigns as Administrative Agent hereunder and has not been replaced as of the end of the applicable 30 day period, (a) payments made by the Loan Parties hereunder or under any other Loan Documents shall be made directly to the Lenders (rather than to the Administrative Agent) in the respective amounts to which each such Lender would have been entitled had such payments been made to the Administrative Agent and thereafter distributed by such Administrative Agent to the Lenders and (b) decisions regarding matters related to this Agreement and the other Loan Document previously made by the Administrative Agent shall be made based on the decision of the Majority Lenders, Required Lenders or unanimously based on the portion of the Lenders that would otherwise have had authority to direct the actions of the Administrative Agent.

       10.10 Administrative Agent May File Proofs of Claim.

       In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

             (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.08 and 11.04) allowed in such judicial proceeding; and

             (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 11.04.

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     Nothing contained herein shall be deemed to authorize the Administrative
Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     10.11  Collateral and Guaranty Matters.

     The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

            (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

            (b) to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 8.01(h); and

            (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.11.

     10.12  Other Agents; Arrangers and Managers.

     None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI
                                  MISCELLANEOUS

     11.01  Amendments, Etc.

     No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

            (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

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            (b)    postpone any date fixed by this Agreement or any other Loan
     Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

            (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

            (d) change Section 2.12 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

            (e) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

            (f) except as the result of or in connection with a Disposition not prohibited by Section 8.05 or Section 8.12, release all or substantially all of the Collateral without the written consent of each Lender;

            (g) except as the result of or in connection with a dissolution, merger or disposition of a Loan Party not prohibited by Section 8.04 or
     Section 8.05, release the Borrower or substantially all of the other Loan Parties from its or their obligations under the Loan Documents without the written consent of each Lender; and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it;
     (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; or

            (h) change any of the following definitions without the written consent of each Lender: "Applicable CR Factor", "Applicable Discount Factor", "Applicable Index Rate", "Bondable Net Lease", "Borrowing Base", "Eligible Lease", "Eligible Lease Monthly Borrowing Factor", "Eligible Lease NPV" and "Eligible Lessee".

     Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

     11.02  Notices and Other Communications; Facsimile Copies.

     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

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            (i)    if to the Borrower, the Administrative Agent or the L/C
     Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

            (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuer.

     All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to
Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     11.03  No Waiver; Cumulative Remedies.

     No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.04  Attorney Costs, Expenses and Taxes.

     The Loan Parties jointly and severally agree (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated),

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and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 11.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Revolving Commitments and repayment of all other Obligations.

     11.05  Indemnification by the Borrower.

     Whether or not the transactions contemplated hereby are consummated, the Loan Parties jointly and severally shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this
Section 11.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     11.06  Payments Set Aside.

     To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest

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thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     11.07  Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,500,000.00 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Revolving Commitment must be approved by the Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender, an Affiliate of a Lender or an Approved Fund; and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.00; provided, that to the extent a Lender makes multiple assignments involving contemporaneous transfers to or from its Affiliates or Approved Funds with respect to such Lender, such assignments shall be subject to the payment of only one processing and recordation fee pursuant to this subclause (iv). Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender

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hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 11.15 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g)    Reserved.

     (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 11.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

     (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

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     11.08  Confidentiality.

     Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or to any credit derivative transaction relating to the Loan Parties and their obligations; (g) with the consent of the Borrower; and (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Loan Parties. For purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or any of their respective business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including options or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and other transactions contemplated hereby.

     11.09  Set-off.

     In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, to the extent such Obligations are due and owing at such time (whether as scheduled or as a result of any acceleration of such Obligations pursuant to the terms of this Agreement); provided, however, that no Lender shall be permitted, pursuant to this Section, to set off any amounts under or with respect to rental payments under any Eligible Lease unless and until such payments have been made into the account specified by the Administrative Agent in connection with a Payment Consent. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     11.10  Interest Rate Limitation.

     Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     11.11  Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.12  Integration.

     This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     11.13  Survival of Representations and Warranties.

     All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     11.14  Severability.

     If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11.15  Tax Forms.

     (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

            (iii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion),
     (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

            (iv) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirement of this
     Section 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

            (v) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.15(a).

     (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

     11.16  Replacement of Lenders.

     Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment and outstanding Loans (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 11.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer as it may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations.

     11.17  Governing Law.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK applicable to agreements made and to be performed entirely within such State; PROVIDED THAT THE ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURTS SITTING IN THE MIDDLE DISTRICT OF NORTH CAROLINA OR IN NEW YORK, NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     11.18  Waiver of Right to Trial by Jury.

     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     11.19  ENTIRE AGREEMENT.

     THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          BORROWER:

                                          FIRST STATES INVESTORS BAI, LLC,
                                          a Delaware limited liability company

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                          GUARANTORS:

                                          [NONE AS OF THE CLOSING DATE]

                                          AGENTS, ISSUERS AND LENDERS

                                          BANK OF AMERICA, N.A.
                                          individually in its capacity as
                                          Administrative Agent

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          BANK OF AMERICA, N.A.,
                                          individually in its capacity as a
                                          Lender, in its capacity as L/C Issuer
                                          and in its capacity as Collateral
                                          Agent

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          BANC OF AMERICA SECURITIES LLC
                                          individually in its capacity as Sole
                                          Lead Arranger and in its capacity as
                                          Book Manager

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                           [signature pages continued]

                                          THE GOVERNOR AND COMPANY OF THE BANK
                                          OF IRELAND
                                          individually in its capacity as a
                                          Lender


                                          By:___________________________________
                                          Name:  Niamh O'Flynn
                                          Title: Senior Manager

                                          By:___________________________________
                                          Name:  Fiona Smith
                                          Title:________________________________


                           [signature pages continued]

                                          BANK OF MONTREAL
                                          individually in its capacity as a
                                          Lender

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                           [signature pages continued]

                               CAIXA GERAL DE DEPOSITOS, S.A., NEW YORK BRANCH individually in its capacity as a Lender

                               By:___________________________________
                               Name:_________________________________
                               Title:________________________________

                           [signature pages continued]

                                  UBS AG, CAYMAN ISLANDS BRANCH
                                  individually in its capacity as a Lender

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                           [signature pages continued]

                                   WACHOVIA BANK, NATIONAL ASSOCIATION
                                   individually in its capacity as a Lender

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                            [end of signature pages]

                                Schedule 1.01(a)

                          PRE-APPROVED ELIGIBLE LEASES

None.

                                  Schedule 2.01

                         COMMITMENTS AND PRO RATA SHARES

---------------------------------------------------------------------------------------------------------

                Lender                  Revolving Committed Amount       Revolving Commitment Percentage
                ------                  --------------------------       -------------------------------

---------------------------------------------------------------------------------------------------------
1. Bank of America, N.A.                      $18,750,000.00                          18.75%

---------------------------------------------------------------------------------------------------------
2. The Governor and Company of                $10,000,000.00                          10.00%
the Bank of Ireland

---------------------------------------------------------------------------------------------------------
3.Bank of Montreal                            $18,750,000.00                          18.75%

---------------------------------------------------------------------------------------------------------
4.Caxia Geral de Depositos, S.A.,             $ 15,000,00.00                          15.00%
New York Branch
---------------------------------------------------------------------------------------------------------
5.UBS                                         $18,750,000.00                          18.75%

---------------------------------------------------------------------------------------------------------
6.Wachovia                                    $18,750,000.00                          18.75%

---------------------------------------------------------------------------------------------------------

Totals:                                       $  100,000,000                         100.00%

---------------------------------------------------------------------------------------------------------

                                  Schedule 6.03

             REQUIRED CONSENTS, AUTHORIZATIONS, NOTICES AND FILINGS

                                      None.

                                  Schedule 6.09

                              ENVIRONMENTAL MATTERS

None.

                                  Schedule 6.10

                                    INSURANCE

-------------------------------------------------------------------------------------------------------------
        Carrier              Policy Number      Expiration        Type                  Amount
        -------              -------------      ----------        ----                  ------
FSI4000B                                           Date
--------                                           ----
-------------------------------------------------------------------------------------------------------------
Zurich American              GLO2871475-04       6/30/03        GL            $2mil agg / $1mil occ
-------------------------------------------------------------------------------------------------------------
Vigilant Insurance           0379786033          6/30/03        Umbrella      $25mil xs Primary
-------------------------------------------------------------------------------------------------------------
St. Paul Fire & Marine       QI09000294          6/30/03        Umbrella      $25mil xs $25mil
-------------------------------------------------------------------------------------------------------------
Lexington Insurance          4260969             6/30/03        Umbrella      $25mil p/o $50 mil xs $50 mil
-------------------------------------------------------------------------------------------------------------
Commercial Underwriters      CU-4260969          6/30/03        Umbrella      $25mil p/o $50 mil xs $50 mil
Ins. Co
-------------------------------------------------------------------------------------------------------------
Columbia Casualty Co         ROD249180474        6/30/03        Umbrella      $25mil xs $100mil
-------------------------------------------------------------------------------------------------------------
Illinois Union Ins. Co       XCPG20581438        6/30/03        Umbrella      $25mil xs 125mil
-------------------------------------------------------------------------------------------------------------

                                  Schedule 6.13

(a)  CORPORATE STRUCTURE

See attached organizational chart.

The Parent owns 100% of the outstanding Capital Stock of the Borrower. The Borrower currently has no subsidiaries.

(b)  SUBSIDIARIES

------------------------------------------------------------------------------------------------------------------
                                                                                               Options, Warrants,
                                                                                                   Rights of
                                                                        Percentage of              Conversion
                                                                        Capital Stock             and Purchase
                           Jurisdiction of       Capital Stock        Outstanding Owned           and All Other
      Entity Name             Formation           Outstanding          by Loan Parties           Similar Rights
      -----------             ---------           -----------          ---------------           --------------
------------------------------------------------------------------------------------------------------------------
First States Investors     Delaware            100% of membership     0%                      None
BAI, LLC                                       interests
                                                                      100% of membership
                                                                      interests owned by
                                                                      First States Group,
                                                                      L.P.
------------------------------------------------------------------------------------------------------------------

                                Schedule 6.19(a)

                                 REAL PROPERTIES

None.

                                Schedule 6.19(b)

             CHIEF EXECUTIVE OFFICES/ JURISDICTION OF INCORPORATION/
                          PRINCIPAL PLACES OF BUSINESS

First States Investors BAI, LLC

---------------------------------------------------------------
Jurisdiction of Incorporation     Principal Place of Business

---------------------------------------------------------------
Delaware (LLC)                    1725 The Fairway
                                  Jenkintown, PA 19046

---------------------------------------------------------------

                                 Schedule 11.02

          ADMINISTRATIVE AGENT'S OFFICE, CERTAIN ADDRESSES FOR NOTICES

NOTICES

BORROWER:

FIRST STATES INVESTORS 4000A, LLC
1725 The Fairway
Jenkintown, PA 19046
Telephone: 215.887.2280
Facsimile Number: 215. 887.2585
Electronic Mail: ematey@afrg.com
Attention: Nicholas S. Schorsch, President, and Edward J. Matey, Jr., Vice
           President and General Counsel

With a Copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Telephone: 215.963.4808
Facsimile Number: 215.963.5299
Electronic Mail: mpedrick@morganlewis.com
Attention: Michael J. Pedrick, Esq.

BANK OF AMERICA, N.A., AS
ADMINISTRATIVE AGENT AND/OR
L/C ISSUER:

Mark Gregor-Pearse
Bank of America, N.A.
Portfolio Management Real Estate
100 North Tryon Street, 16/th/ Floor
NC1-007-16-14
Charlotte, North Carolina 28255
Electronic Mail: mark.gregor-pearse@bankofamerica.com
Telephone Number:312.828.7804
Facsimile Number:

LENDERS:

BANK OF AMERICA, N.A.
Mark Gregor-Pearse
Bank of America, N.A.
Portfolio Management Real Estate
100 North Tryon Street, 16/th/ Floor
NC1-007-16-14
Charlotte, North Carolina 28255
Electronic Mail: mark.gregor-pearse@bankofamerica.com
Telephone Number: 312.828.7804
Facsimile Number:

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
Niamh O'Flynn                                     Stephen Donnelly/Emer Flood
Senior Manager
Bank of Ireland International Finance Ltd
La Touche House                                   Bank of Ireland Corporate Building
International Financial Services Centre           Hume House, Ballsbridge
Custom House Docks                                Dublin 4
Dublin 1                                          Ireland
Ireland
Telephone Number: 011.353.1.611.5338              Telephone Number: 011.353.1.618.7470/7474
Facsimile Number: 011.353.1.829.0129              Facsimile Number: 011.353.1.618.7490
niamh.o'flynn@bomail.com


BANK OF MONTREAL
Edward McGuire                                    Ellen Dancer
Vice President                                    Officer, Client Services, US
111 W. Monroe, 5W                                 115 South LaSalle, 17W
Chicago, IL 60603                                 Chicago, IL 60603
Telephone Number: 312.293.8362                    Telephone Number: 312.750.3453
Facsimile Number: 312.845.4075                    Facsimile Number: 312.750.6061
Edward.McGuire@bmo.com                            Ellen.Dancer@bmo.com

CAIXA GERAL DE DEPOSITOS, S.A., NEW YORK BRANCH
Dale Prusinowski
Senior Vice President
280 Park Avenue
New York, NY 10017
Telephone Number:
Facsimile Number:
dale.prusinowski@cgdus.com

UBS AG, CAYMAN ISLANDS BRANCH
Wilfred Saint                              Barbara Ezell-McMichael
Associate Director                         Associate Director
C/0 UBS Warburg LLC                        C/0 UBS Warburg LLC
677 Washington Boulevard                   677 Washington Boulevard
Stamford, CT 06901                         Stamford, CT 06901
Telephone Number: 203.719.4330             Telephone Number: 203.719.0473
Facsimile Number:  203.719.3092            Facsimile Number:  203.719.3162
Wilfred.saint@ubsw.com                     Barbara.ezell@ubsw.com

CJ.Rinaldi@ubsw.com
203.719.6867
203.719.0680

WACHOVIA BANK, NATIONAL ASSOCIATION
David Hoagland                             Joy Auten
Vice President                             Senior Analyst
301 South College Street                   201 South College Street, 8/th/ Floor
Charlotte, NC 28288                        Charlotte, NC 28288
Telephone Number: 704.374.4809             Telephone Number: 704.715.1381
Facsimile Number: 704.383.6205             Facsimile Number: 704.383.7989